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                                  EXHIBIT 14.4


                           STORED VALUE CARD AGREEMENT
                           ---------------------------

         THIS STORED VALUE CARD AGREEMENT (this "AGREEMENT") is entered into as of JULY 30th, 2004 by and between MERRICK BANK CORPORATION, a Utah industrial bank with offices located at 10705 South Jordan Gateway, Suite 200, South Jordan, Utah 84095 ("MERRICK"), and MORGAN BEAUMONT, INC., a corporation organized under the laws of the State of Florida with offices located at 2280 Trail Mate Drive, Suite 101, Sarasota, Florida 34243 ("SV PARTNER"). Merrick and SV Partner are each referred to herein as a "Party" and collectively as the "PARTIES".

                                    RECITALS:

         A. Merrick is a principal member of the Card Associations (as defined herein) and is authorized to engage in the business of issuing to consumers pre-funded stored value cards for use by consumers in purchasing goods and services from merchants displaying the name and/or logo of the Card Associations; and

         B. On the terms and conditions described herein, Merrick and SV Partner desire to enter into a relationship pursuant to which, among other things, Merrick will issue Cards (as defined herein) and SV Partner will perform certain services in connection therewith.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Merrick and SV Partner hereby agree as follows:


                              ARTICLE 1 - DEFINITIONS

         1.1 DEFINITIONS. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "ACTIVATION CARD" means an inactive plastic or paper card that has not been authorized to effect any transaction and is distributed by SV Partner to individuals seeking to obtain a Card. Each Activation Card shall be considered a reference device for purposes of obtaining a Card and shall not be embossed.

         "AFFILIATE" means, with respect to any person, corporation or entity, any other person, corporation or entity that directly or indirectly controls, is controlled by or is under common control with such person, corporation or entity. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "common control" and "controlled" have meanings correlative to the foregoing.


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          "APPLICABLE ASSOCIATION RATIONS" means all applicable rules, regulations and requirements established from time to time by Visa and MasterCard.

          "APPLICABLE LAW," with respect to either Party, means: (i) the Applicable Association Regulations; (ii) all applicable federal, state and local laws, statutes, regulations and regulatory guidelines; (iii) relevant judicial, regulatory and administrative interpretations; and (iv) determinations of any relevant Governmental Authority that relate to or are binding upon that Party.

          "APPLICATION" means the expression by a potential cardholder of his or her desire to have a Card and the provision by such potential cardholder of information required by Applicable Law for the issuance of a Card.

         "APPROVED MERRICK TERMS CHANGE REQUEST" has the meaning set forth in
Section 3.3b.iii.

         "APPROVED SV PARTNER TERMS CHANGE REQUEST" has the meaning set forth in
Section 3.3a.iii.

         "AUTHORIZED LOCATION" means each location that is authorized by SV Partner and Merrick pursuant to the terms of Section 4.1a to receive funds and instruments tendered by Cardholders and prospective Cardholders to be added to such Cardholders' and prospective Cardholders' Card Accounts; PROVIDED, HOWEVER, that a company that operates a chain of company-owned stores, and all of the locations owned and operated by that company, shall be deemed to be a single location for purposes of this definition.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday, holiday or other day on which cornmercial banking institutions in Utah or Florida are authorized or obligated by law or executive order to be closed.

         "BUY-OUT MULTIPLE" means: (i) six, if the Calculation Date (as that term is used in the definition of Termination Amount) occurs during or prior to the twenty-fourth (24th) month following the Effective Date; or (ii) if the Calculation Date occurs after the twenty-fourth (24th) month following the Effective Date, the lesser of: (A) six (6); and (B) the number of months between the Calculation Date and the next following anniversary of the Effective Date.

         "CARD" means each Virtual Card or plastic, electronically encoded stored value card issued by Merrick to a Cardholder at the request of that Cardholder.

         "CARD ACCOUNT" means a sub-account of the Funding Account established on Merrick's books (either by Merrick or by SV Partner on behalf of Merrick) for each Card that is issued, which sub-account shall evidence the aggregate amount of value Merrick has loaded on the Card in connection with which such sub-account has been established that has not yet been refunded to the Cardholder, transferred by Merrick to the Settlement Account to settle with the

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Card Associations for value transferred through use of the relevant Card or Card information or removed in connection with the assessment of any fee or charge pursuant to the terms of the relevant Cardholder Agreement. A Card Account is not a credit card account, deposit account or any other type of bank account of a Cardholder.

         "CARD ASSETS" means all of Merrick's rights, title, interest, privileges and obligations in and to the Cards, Card Accounts, Cardholder Agreements and Cardholder Lists.

         "CARD ASSOCIATION" means either or both of Visa and/or MasterCard, as applicable.

         "CARD CRITERIA" means the criteria used to determine the circumstances under which Merrick may close or terminate a Card or Card Account, as set forth on the attached EXHIBIT 1.1-1.

         "CARD SERVICING TERMS" has the meaning set forth in Section 3.2b.

         "CARD TERMS" has the meaning set forth in Section 3.3a.

         "CARDHOLDER" means a Person who, as a result of the marketing activities performed by SV Partner pursuant to the terms of this Agreement, has submitted an Application for and who has received a Card.

         "CARDHOLDER AGREEMENT" means the agreement between Merrick and each Cardholder containing the terms and conditions applicable to the Card, the Card Account and the Cardholder's use of such Cardholder's Card.

         "CARDHOLDER INFORMATION" means all "nonpublic personal information" (as defined by Applicable Law) relating to Cardholders.

         "CARDHOLDER LIST" has the meaning set forth in Section 5.2.

         "CISP" has the meaning set forth in Section 5.1c.

         "COMPLAINING PARTY" has the meaning set forth in Section 2.5f.

         "CONFIDENTIAL INFORMATION" of the Disclosing Party means any and all information relating to the business and operations of the Disclosing Party, including, without limitation, marketing plans, trade secrets, proprietary ideas, technological developments, financial information and results, customer lists, supplier lists, business forecasts, software and sales, merchandising and marketing plans and materials, disclosed (and marked or designated as confidential) to the Recipient. In addition to, and without limiting the generality of, the foregoing, any information or data that is marked as "confidential information" of a Party shall be deemed to be "Confidential Information" of that Party for the purposes of Section 5.4.

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         "DAILY ACTIVATED FUNDS AMOUNT" means, for each Settlement Day, the total amount of payments the Processor indicates were applied to the Card Accounts during the period to which such information relates.

         "DAILY REPORT" has the meaning set forth in Section 4.1c.vi.

         "DAMAGING ACTIVITIES" has the meaning set forth in Section 2.5f.

         "DEFAULT TRANSFER PERIOD" has the meaning set forth in Section 8.3a.i.

         "DEFAULT TRANSFER RIGHT" has the meaning set forth in Section 8.3a.i.

         "DELEGATED DUTIES" has the meaning set forth in Section 11.2a.

         "DISCLOSING PARTY" means Merrick or SV Partner, as applicable, to the extent Merrick discloses Confidential Information to SV Partner, or SV Partner discloses Confidential Information to Merrick.

         "EFFECTIVE DATE" means the date on which Merrick's board of directors ratifies and approves this Agreement, if it so ratifies and approves this Agreement.

         "FUNDING ACCOUNT" means the internal record kept on the books of Merrick to, among other things, evidence the aggregate balance of all Card Accounts on the books of Merrick. The Funding Account is not a credit card account, deposit account or any other type of bank account of SV Partner or any third party.

         "GLB ACT" has the meaning set forth in Section 5.1a.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local, domestic or foreign governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other regulatory or self regulatory entity, the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HARMING PARTY" has the meaning set forth in Section 2.5f.

         "INDEMNIFICATION EVENT" has the meaning set forth in Section 9.3a.

         "INDEMNIFIED MERRICK PARTIES" has the meaning set forth in Section 9.2.

         "INDEMNIFIED SV PARTNER PARTIES" has the meaning set forth in Section 9.1a.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 9.3a.

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         "INDEMNITEE" has the meaning set forth in Section 93a.

         "INITIAL TERM" has the meaning set forth in Section 2.5a.

         "ISO" has the meaning set forth in Section 2.4a.

         "ISSUANCE CRITERIA" has the meaning set forth in Section 3.1a.

         "LEGAL FEES" means all charges and fees payable by Merrick or SV Partner, as the case may be, to its legal counsel and, to the extent any full-time salaried employee of Merrick or SV Partner that is licensed to practice law provides services or counsel to Merrick or SV Partner, as the case maybe, in connection with: (i) a judicial dispute or legal, regulatory or administrative proceeding; or (ii) the creation, preparation, review or approval of Marketing Materials or communications to Cardholders, an amount equal to the market value of such counsel or services, as reasonably determined by Merrick or SV Partner, as applicable.

         "LOSSES" means any and all losses, liabilities, damages, costs and expenses, including, without limitation, any Legal Fees (including, without limitation, those incurred to enforce the rights hereunder against another party hereto), disbursements and court costs, in each case reasonably incurred by Merrick, SV Partner or any other Indemnified Merrick Party or Indemnified SV Partner Party, as applicable.

         "MARKETING MATERIALS" means Activation Cards and any and all other marketing materials, advertising copy, graphics, commercial media, Web Advertisements, press releases, notices, mailings, call scripts, statements made by employees, representatives and agents of SV Partner, and other marketing, promotional and sales materials of any kind or nature used or intended to be used by SV Partner that refer in any way to Merrick, Cards or Card Accounts.

         "MARKETING PERIOD" means the period of time during which SV Partner shall be permitted to market and promote Cards, solicit the completion of Applications and submit, or cause the submission of, completed Applications to Merrick, the length of which shall be determined by Section 2.5a.

         "MASTERCARD" means MasterCard International Incorporated.

         "MERRICK DEFAULT" has the meaning set forth in Section 8.3b.

         "MERRICK HOLDING ACCOUNT" has the meaning set forth in Section 4.1b.

         "MERRICK TERMS CHANGE REQUEST" has the meaning set forth in Section
3.3b.

         "MONTHLY MERRICK WITHDRAWAL AMOUNT" means an amount calculated each month during the SV Partner Payment Period and the calendar month following

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termination of the SV Partner Payment Period in accordance with the terms of
EXHIBIT 4.1e.

         "MONTHLY TRANSACTION VOLUME" has the meaning set forth on EXBIBIT 4.1E.

         "MSP" has the meaning set forth in Section 2.4a.

         "NON-COMPETITIVE PRODUCTS AND SERVICES" means: (i) secured and unsecured credit cards; and (ii) and payment cards of any type tied to one or more FDIC-insured deposits.

         "PERIODIC TRANSFER," for each Authorized Location, means: (i) the sum of all transfers of funds made by such Authorized Location to Merrick in any given day, if more than one transfer is made in a day; (ii) the daily transfer of funds made by such Authorized Location to Merrick, if one transfer is made each day; or (iii) any transfer of funds made by such Authorized Location to Merrick, if transfers are made less regularly than on a daily basis.

         "PERMITTED PERSONS" has the meaning set forth in Section 5.3.

         "PERSON" means an individual permitted by Applicable Law to own a Card.

         "PRIVACY REGULATIONS" has the meaning set forth in Section 5.la.

         "PROCESSOR" means Galileo Processing, Inc. or such other entity jointly designated by Merrick and SV Partner to process Card-related transactions.

         "RECIPIENT" means Merrick or SV Partner, as applicable, to the extent Merrick receives Confidential Information from SV Partner, or SV Partner receives Confidential Information from Merrick.

         "RENEWAL TERMS" has the meaning set forth in Section 2.5a.

         "REQUIREMENTS OF LAW TRANSFER PERIOD" has the meaning set forth in
Section 8.4b.

         "REQUIREMENTS OF LAW TRANSFER" has the meaning set forth in Section
8.4b.

         "RESERVE ACCOUNT" means the internal record kept on the books of Merrick to evidence amounts transferred from time to time by SV Partner to Merrick, and transferred by Merrick from the Funding Account, for use by Merrick in accordance with the terms of ARTICLE 4. The Reserve Account is not a credit card account, deposit account or any other type of bank account of SV Partner or any third party.

         "RESERVE AMOUNT" has the meaning set forth in Section 4.2a.

         "SDP" has the meaning set forth in Section 5.1c.

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         "SETTLEMENT ACCOUNT" means the bank account and/or the internal record kept on the books of Merrick to which Merrick transfers amounts from the Funding Account for the purpose of settling Merrick's obligations to the Card Associations that relate to the issuance or use of the Cards. The Settlement Account is not a credit card account, deposit account or any other type of bank account of SV Partner or any third party.

         "SV PARTNER DEFAULT" has the meaning set forth in Section 8.2d.

         "SV PARTNER HOLDING ACCOUNT" has the meaning set forth in Section
4.lc.i.

         "SV PARTNER PAYMENT PERIOD" has the meaning set forth in Section 8.1.

         "SV PARTNER TERMS CHANGE REQUEST" has the meaning set forth in Section 3.3a.

         "SETTLEMENT DAY" means each day on which Merrick is required to settle with the Card Association(s) in connection with transactions effected on the Cards.

         "TERMINATION AMOUNT" means an amount determined upon the occurrence of an SV Partner Default, which amount shall be equal to the Monthly Merrick Withdrawal Amount for the calendar month immediately preceding the calendar month in which such SV Partner Default occurred, multiplied by: (i) twelve (12), if the SV Partner Default occurs during or prior to the twenty-fourth (24`h) month following the Effective Date; or (ii) if the SV Partner Default occurs after the twenty-fourth (24th) month following the Effective Date, the lesser of: (A) twelve (12); and (B) the sum of six (6) plus the Buy-Out Multiple, calculated as of a date (the "Calculation Date") that is six (6) months after the date on which the SV Partner Default occurred.

         "THIRD PARTY PROVIDER" has the meaning set forth in Section 11.2a.

         "TRADEMARKS" means trademarks, trade names, logos and service marks.

         "TWO-WEEK FUNDING AMOUNT," for each Authorized Location, means, at any point in time, an amount equal to one hundred fifty percent (150%) of the largest Periodic Transfer made by that Authorized Location to Merrick during the immediately preceding two-week period.

         "VIRTUAL CARD" means the account number, the expiration date and validation code provided by or under the direction of Merrick to a Cardholder in a safe and secure manner upon approval of an Application, which may be used only at merchants that accept Cards and display the name and/or logo of the applicable Card Association in payment environments where a physical Card cannot be presented, including, but not limited to, Internet and mail order and telephone order merchants.

         "VISA" means Visa USA, Inc.

         "WEB ADVERTISEMENT" means any graphic or text accessible through the

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Internet, including, without limitation, links, banners, buttons, e-mail messages and "pop-up" windows, that refer in any way to Merrick, Cards or Card Accounts.

         1.2 INTERPRETATION. Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. As used in this Agreement, unless the context clearly requires otherwise, the words "hereof," "herein" and "hereunder," and words of similar import, shall refer to this Agreement as a whole and not to any particular provisions hereof. Article and section headings used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. Exhibits attached hereto, as the same may be added, amended or replaced from time to time, shall be deemed to be incorporated into this Agreement by the respective references thereto. This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the Parties in reliance upon the economic and legal bargains contained herein, and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the Party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the Parties.

                         ARTICLE 2 - MARKETING OF CARDS

         2.1 MARKETING OF CARDS; RIGHT TO USE MARKETING MATERIALS IN CARD SOLICITATIONS. Subject to the provisions of Section 2.2: (i) SV Partner, at its sole cost and expense, shall use its commercially reasonable efforts to market, promote and sell Cards during the Marketing Period; and (ii) SV Partner may use Marketing Materials solely during the Marketing Period in order to market, promote and sell Cards.

         2.2 FORM AND CONTENT OF MARKETING MATERIALS.

              a. SV Partner shall submit to Merrick, for Merrick's review and comment, drafts or samples of all Marketing Materials SV Partner desires to use in order to market, promote and sell Cards, and a description of the manner(s), places and marketing channels in which SV Partner proposes to use such Marketing Materials.

              b. SV Partner shall not use any Marketing Materials that have not been reviewed and approved in writing by Merrick, and shall not use any Marketing Materials so approved by Merrick in any manner or in any place or marketing channel, and shall not allow the Marketing Materials to be used by any third party, in any case that has not been approved in writing by Merrick, which approval, in each case, may be withheld or granted by Merrick in its sole discretion. Any Marketing Materials submitted to Merrick for review and approval shall be deemed to be approved by Merrick if Merrick fails to notify SV Partner of any objection to such Marketing Materials within seven (7) Business Days of Merrick's receipt of such Marketing Materials. In addition, SV Partner shall not adopt any marketing or promotion practice related to the Cards that is reasonably objected to (with the reasons for such objection(s)) by Merrick.

              c. SV Partner:



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                   i. Shall ensure that the form and content of all Marketing
Material comply with Applicable Law (and no approval of any Marketing Materials by Merrick shall be deemed to relieve SV Partner of the foregoing obligation);

                   ii. Shall ensure that all activities it undertakes or in which it participates, and all activities of third parties it involves, in connection with marketing, selling or promoting the Cards comply with Applicable Law (and no approval of any such activities by Merrick shall be deemed to relieve SV Partner of the foregoing obligation); and

                   iii. Shall not engage in any activity or use any marketing or promotion material that violates or contravenes any Applicable Law.

              d. If there is a change in current law, enactment of new laws, change or development in regulatory interpretations or directives, or change in Applicable Association Regulations that materially affects the Marketing Materials, Merrick, at any time by providing written notice to SV Partner, may direct SV Partner to cease using or modify, in a manner acceptable to Merrick, any Marketing Materials previously approved by Merrick, and SV Partner shall cease using or shall so modify such Marketing Materials as soon as possible after receiving such notice from Merrick.

         2.3 ACTIVATION CARDS.

              a. As part of its efforts to market, sell and promote Cards, SV Partner, at its sole cost and expense, shall prepare and distribute Activation Cards to approved retail locations. Subject to the requirements of Applicable Law, each Activation Card shall have the name and/or logo of SV Partner on the front of the Activation Card and shall be of a design approved by Merrick, SV Partner, and the Card Association whose name and logo appear on the Activation Card, as applicable. Merrick shall be identified as the issuer on the back of the Activation Card.

              b. SV Partner shall be solely responsible for: (i) ensuring that Activation Cards are sold to prospective Cardholders in a manner that complies with all Applicable Laws; and (ii) appropriately compensating each retail merchant or other third party involved in any such sale.

         2.4 VISA AND MASTERCARD REQUIREMENTS.

              a. SV Partner shall cooperate with Merrick in making all necessary registrations and filings with Visa and/or MasterCard, as appropriate, that are required in connection with participation by SV Partner in Visa's independent sales organization ("ISO") program and/or MasterCard's Member Service Provider ("MST") program, as appropriate. Merrick shall keep SV Partner informed as to applicable Visa and MasterCard regulations and requirements. Obtaining all necessary approvals of Visa and/or MasterCard, as appropri ate, is a precondition to the performance by the Parties of their respective obligations hereunder.

              b. SV Partner agrees: (i) to pay any ISO, MSP, independent contractor, affinity or co-brand program or like or substitute fees now or hereafter imposed by Visa or MasterCard in connection with the registrations and

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filings described above; (ii) to execute such applications, agreements and other forms as shall be required by Visa or MasterCard in connection with such registrations and filings; and (iii) to comply with all Applicable Association Regulations (as communicated to SV Partner by Merrick) in all of its activities under or in connection with this Agreement.

              c. SV Partner further agrees that it shall not use any Visa or MasterCard trademarks or the term "Visa" or "MasterCard" in any manner on any marketing material in connection with the marketing or sale of Cards unless Merrick, as issuer of the Cards, is appropriately identified by name and city. SV Partner recognizes the proprietary nature of the words "Visa" and "MasterCard" and the registered trademarks of both Visa and MasterCard, and will comply with all Visa and MasterCard rules and regulations concerning their use in connection with the marketing and sale of Cards. In the event any of the terms of this Agreement are inconsistent with Applicable Association Regulations, the Applicable Association Regulations shall prevail, and the Parties shall act in accordance with the Applicable Association Regulations.

         2.5 MARKETING PERIOD

              a. Subject to the provisions of Sections 2.5b through 2.5g below, the Marketing Period shall continence as of the Effective Date and shall continue for an initial term of three (3) years (the "INITIAL TERM"). Following the Initial Term, the Marketing Period shall automatically be renewed for subsequent renewal terms of one (1) year each ("RENEWAL TERMS"), subject to the right of either Party to terminate the Marketing Period at the end of the Initial Term or at the end of any Renewal Term by written notice to the other Party not less than one-hundred eighty (180) days prior to the end of the Initial Term or Renewal Term, as applicable.

              b. TERMINATION DUE TO BREACH OR DEFAULT. If: (i) any action taken by SV Partner in connection with its obligations under this ARTICLE 2 or otherwise in connection with marketing, selling or promoting the Cards are in contravention of any Applicable Law, and SV Partner fails to correct such actions so as to comply with such Applicable Law within fifteen (15) days after receipt of written notice thereof from Merrick; or (ii) if there is a material default by SV Partner in the performance of any of its other obligations under this ARTICLE 2 or otherwise in connection with marketing, selling or promoting the Cards and such default shall continue for a period of thirty (30) days after receipt of written notice thereof (setting forth in reasonable detail the nature of the default) from Merrick, then Merrick shall have the right to terminate the Marketing Period immediately upon written notice to SV Partner.

              c. TERMINATION OF THE SV PARTNER PAYMENT PERIOD. The Marketing Period shall be deemed immediately terminated, without the requirement of further action or notice by either Party, upon termination of the SV Partner Payment Period,

              d. TERMINATION DUE TO INSUFFICIENT VOLUME. Merrick may terminate the Marketing Period, effective immediately upon written notice to SV Partner, if Merrick has issued fewer than ten thousand (10,000) Cards by July 31, 2005.

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              e. TERMINATION DUE TO REGULATORY ISSUES. If a Party is required by any governmental or regulatory authority to terminate the Marketing Period, or legal counsel to (with the concurrence of the board of directors of) a Party determines that termination is necessary or advisable as a result of any violation or potential violation of any Applicable Law in connection with marketing, selling or promoting the Cards, and if the Parties are unable to agree upon modifications to this Agreement that eliminate the relevant governmental or regulatory concerns or cure the violation or potential violation of Applicable Law, such Party shall have the right to terminate the Marketing Period upon not less than one hundred eighty (180) days' prior written notice, or such lesser period of time as may be required under, or necessary to avoid any violation or further violation of, any such Applicable Law.

              f. TERMINATION DUE TO MATERIALLY HARMFUL. Activities. Without limiting the generality of Section 2.5e, if at any time either Party (the "Harming Part") is conducting activities in connection with marketing, selling or promoting the Cards that Merrick (if the Harming Party is SV Partner) or SV Partner (if the Harming Party is Merrick) (the "COMPLAINING PARTY") determines are materially harmful to its relationship with any Governmental Authority, the Complaining Party may notify the Harming Party of such determination, which notice shall describe in reasonable detail the activities causing such harm (the "DAMAGING ACTIVITIES") and provide reasonable evidence of such harm. Upon receipt of any such notice, the Harming Party immediately shall suspend all Damaging Activities and such Damaging Activities shall remain suspended unless and until the Complaining Party provides to the Harming Party express written consent to resume any such activities. If. (i) the Harming Party determines that its inability to engage in any Damaging Activities materially impairs its ability to exercise its rights or perform its obligations under this ARTICLE 2; and (ii) the Harming Party and the Complaining Party are not able to agree upon modifications to the Damaging Activities or replace the Damaging Activities in a mutually agreeable manner, the Harming Party may terminate the Marketing Period by providing one hundred twenty (120) days' prior written notice to the Complaining Party.

              g. TERMINATION DUE TO UNSAFE OR UNSOUND PRACTICES. Merrick may terminate the Marketing Period upon one hundred twenty (120) days' written notice to SV Partner if Merrick's board of directors, based upon the advice of legal counsel, reasonably determines that the continued exercise by SV Partner of its rights and performance by SV Partner of its obligations under this
ARTICLE 2 are not consistent with safe and sound banking practices, and the Parties are not able to agree upon modifications to this Agreement or to the activities contemplated under this ARTICLE 2 that satisfy the concerns identified by Merrick's board of directors in malting such determination.

              h. EFFECT OF TERMINATION OF MARKETING PERIOD. Upon any termination or expiration of the Marketing Period:

                   i. Each Party shall return all property in its possession relating to Card marketing and promotion that belongs to other Party;

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                   ii. SV Partner immediately shall cease all activities
designed or intended to sell, advertise or promote Cards, and immediately shall terminate its use, and the use by any third party, of any and all Marketing Materials; and

                   iii. The Parties shall continue to service Cards issued, and Card Accounts established, prior to the termination or expiration of the Marketing Period in accordance with the terms of this Agreement.

               ARTICLE 3 - ISSUING CARDS; CARD ACCOUNT MANAGEMENT

         3.1 ISSUANCE OF CARDS.

                   a. SV Partner, at its sole cost and expense, shall gather Applications from prospective Cardholders and assist Merrick in processing such Applications in accordance with the criteria set forth on the attached EXHIBIT 3.1A-1, as the same may be amended from time to time pursuant to the terms of
Section 3.3 (the "ISSUANCE CRITERIA"). Merrick, directly or indirectly, shall issue a Card to each Person who submits an Application and satisfies the Issuance Criteria. Merrick and SV Partner shall follow the processes and procedures set forth on the attached EXHIBIT 3.1 A-2 in connection with gathering and processing Applications and issuing Cards.

                   b. Subject to the requirements of Applicable Law, each plastic Card issued by Merrick shall have the name and/or logo of one of the SV Partner brands set forth on the attached EXHIBIT 3.1B or such other SV Partner brand as may be approved by Merrick (which approval Merrick shall not unreasonably withhold, delay or condition) on the front of the Card and shall be of a design approved by Merrick, SV Partner, and the Card Association whose name and logo appear on the Card, as applicable, Merrick shall be identified as the issuer on the back of the Card.

                   c. Subject to Applicable Law and the terms of this Agreement, each Virtual Card issued by Merrick shall have an expiration date of one (1) year after the date of issuance.

                   d. Subject to Applicable Law, a plastic Card shall be issued to each Cardholder and to any Cardholder who requests a plastic Card in replacement of a lost or stolen Plastic Card. Merrick and SV Partner shall take steps to ensure that, upon issuance of any such plastic Card, the Virtual Card originally issued to such Cardholder is cancelled. Any such plastic Card shall have the same account number and expiration date as the Virtual Card it is replacing.

         3.2 CARD AND CARD ACCOUNT MANAGEMENT.

                   a. All non-Card Criteria terms, conditions and features of the Cards and the Card Accounts, and Merrick's obligations to the Cardholders in connection therewith, shall be set forth in, and governed by the terms of, the Cardholder Agreements and Applicable Law.

                   b. Merrick and SV Partner each shall assume and perform the obligations and duties set forth on the attached EXHIBIT 3.2b in connection with the servicing, processing and management of the Cards and Card Accounts issued and opened pursuant to the terms of this Agreement (the "CARD SERVICING TERMS").

         3.3 CHANGES IN CARD TERMS.

              a. CHANGES IN TERMS REQUESTED BY SV PARTNER. SV Partner from time to time may request in writing that Merrick implement changes to the Issuance Criteria, the Cardholder Agreements, the Card Criteria and/or the Card Servicing Terms (collectively, the "CARD TERMS"), which request shall, at a minimum, describe in detail the Card Terms changes so requested and the manner in which SV Partner proposes that such changes be implemented (each, a "SV PARTNER TERMS CHANGE REQUEST"). Merrick shall, subject to its rights under Sections 3.3a.i through 3.3a.ii below, implement or permit SV Partner to implement all such changes that do not violate Applicable Law or cause Merrick (without its express written consent) to assume any obligation or responsibility or to incur any cost or expense. In connection with each SV Partner Terms Change Request:

                   i. VIOLATION OF REQUIREMENTS OF LAW. If Merrick notifies SV Partner within the applicable time period set forth in Section 3.3a.iii(2) below that it believes effecting the changes described in any SV Partner Terms Change Request would result in a violation of Applicable Law, and SV Partner notifies Merrick that it disagrees with that belief.

                        (1) Merrick and SV Partner, as promptly as possible after receipt by SV Partner of such notice, jointly shall designate counsel reasonably satisfactory to both Merrick and SV Partner to advise Merrick and SV Partner with respect to the extent to which effecting such changes would, in the opinion of such counsel, result in the violation of any Applicable Law.

                        (2) If such counsel delivers an opinion substantially to the effect that such changes would result in the violation of Applicable Law, SV Partner shall pay the reasonable fees and disbursements of such counsel in rendering such opinion and Merrick shall not be required to implement or permit SV Partner to implement the changes described in such SV Partner Terms Change Request.

                        (3) If such counsel delivers an opinion substantially to the effect that such changes would not result in any violation of Applicable Law, Merrick shall pay the reasonable fees and disbursements of such counsel in rendering such opinion.

                        (4) If such counsel does not deliver an opinion substantially to the effect that such changes would or would not result in the violation of any Applicable Law, SV Partner and Merrick each shall pay Sa% of the fees and disbursements of such counsel, and SV Partner may require Merrick to seek guidance from the relevant Governmental Authorities with respect to such SV Partner Terms Change Request pursuant to Section 3.3a.ii, absent which

Merrick shall not be required to implement or permit SV Partner to implement the changes described in such SV Partner Terms Change Request.

                   ii.  GOVERNMENTAL AUTHORITY GUIDANCE.

                        (1) Notwithstanding any activity undertaken or procedure followed by the parties pursuant to Section 3.3a.i, Merrick may request, in writing, within the applicable time period set forth in Section 3.3a.iii(3) below, guidance from the applicable Governmental Authorities with respect to the effect of any changes requested by SV Partner in any SV Partner Terms Change Request. In addition, pursuant to the terms of Section 3.3a.i(4), SV Partner may require Merrick to request, in writing, guidance from the applicable Governmental Authorities with respect to the effect of any changes requested by SV Partner in an SV Partner Terms Change Request.

                        (2) Any such request shall be prepared by Merrick and, prior to delivery to the applicable Governmental Authorities, shall be presented to SV Partner for its review and comments, which comments Merrick shall not unreasonably refuse to incorporate in the version of the request so presented to the applicable Governmental Authorities. SV Partner shall be deemed to have no comments with respect to any such request if it fails to forward any comments it may have to Merrick within ten (10) Business Days after its receipt thereof from Merrick. Merrick shall finalize each such request and submit it to the relevant Governmental Authorities as soon as practicable after receiving comments with respect to such request from SV Partner, or notice from SV Partner that SV Partner has no comments with respect thereto.

                        (3) If any relevant Governmental Authority notifies Merrick in writing that, in its opinion, the changes described in such SV Partner Terms Change Request would result in the violation of Applicable Law, or that the form or substance of such changes are otherwise objectionable to it, Merrick shall not be required to implement or permit SV Partner to implement the changes described in such SV Partner Terms Change Request.

                        (4) Each Party shall bear its own costs and expenses in connection with the preparation and review of any request for guidance presented or proposed to be presented to any Governmental Authority pursuant to the terms of this Section 3.3a.ii.

                   iii. Obligation of Merrick to Implement Changes. Merrick shall implement or permit SV Partner to implement the changes requested by SV Partner in an SV Partner Terms Change Request if:

                        (1) Merrick responds in writing to SV Partner that it approves or does not object to the changes proposed in such SV Partner Terms Change Request;

                        (2) Within ten (10) Business Days after receiving such SV Partner Terms Change Request: (x) Merrick fails to notify SV Partner, pursuant to Section 3.3a.i, that it believes effecting the changes described in such SV Partner Terms Change Request would result in the violation of Applicable

Law; or (y) Merrick fails to present to SV Partner, pursuant to Section 3.3a.ii, a draft of a request for Governmental Authority guidance in connection with such SV Partner Terms Change Request;

                        (3) Within five (5) Business Days after the receipt of an opinion of counsel, pursuant to Section 3.3a.i, substantially to the effect that the changes described in such SV Partner Terms Change Request would not result in any violation of Applicable Law, Merrick fails to present to SV Partner, pursuant to Section 3.3a.ii, a draft of a request for Governmental Authority guidance; or

                        (4) In response to a request for Governmental Authority guidance submitted pursuant to Section 3.3a.ii, Merrick receives written notification from each Governmental Authority to which such request was submitted that such Governmental Authority does not disagree in substance with the proposed changes described in such SV Partner Terms Change Request.

For the avoidance of doubt, Merrick acknowledges and agrees that if Merrick exercises its rights under Section 3.3a.ii in response to any SV Partner Terms Change Request, Merrick shall not be entitled to subsequently exercise its rights under Section 3.3a.i in connection with such SV Partner Terms Change Request.

An SV Partner Terms Change Request that is the subject of any of the circumstances described in this Section 3.3a.iii is referred to herein as an "APPROVED SV PARTNER TERMS CHANGE REQUEST."

                   iv. SV PARTNER'S REMEDY FOR BREACH BY MERRICK OF SECTION 3.3a.iii. If, in breach of its obligations under Section 3.3a.iii, Merrick takes any action or fails to take any action in a manner that is designed to unreasonably delay or prevent the implementation of the changes described in any Approved SV Partner Terms Change Request and fails to remedy such breach within five (5) days after receiving written notice thereof from SV Partner, SV Partner, in its sole discretion, may exercise its Default Transfer Right in accordance with the terms of Section 8.2d.i.

                   v. OBLIGATION OF SV PARTNER TO PAY FOR TERMS CHANGES. Except as otherwise specifically provided above in this Section 3.3a, all costs and expenses incurred in connection with effecting any SV Partner Terms Change Request shall be for the account of SV Partner and SV Partner shall reimburse Merrick as soon as reasonably practicable after receipt of any demand for such reimbursement from Merrick for any such cost or expense so incurred by Merrick. Any payment of a cost or expense of Merrick by SV Partner pursuant to this
Section 3.3a shall be subject to receipt by SV Partner of a written statement setting forth in reasonable detail such cost or expense and attaching receipts to the extent applicable.

              b. CHANGES REQUESTED BY MERRICK. Merrick from time to time may request in writing that SV Partner consent to changes to the Card Terms, which request shall, at a minimum, describe in detail the Card Terms changes so requested, the manner in which Merrick proposes such changes be implemented and whether Merrick believes such changes are required in order to comply with any Applicable Law or are otherwise necessary or appropriate in light of guidance received from Governmental Authorities (each, a "MERRICK TERMS CHANGE
REQUEST") In connection with each Merrick Terms Change Request:

                   i. COMPLIANCE WITH REQUIREMENTS OF LAW. If Merrick has indicated that it believes such changes are required in order to comply with any Applicable Law, and SV Partner notifies Merrick within the applicable time period set forth in Section 3.3b.iii that it disagrees with that belief

                        (1) Merrick and SV Partner, as promptly as possible after receipt by Merrick of such notice, shall jointly designate counsel reasonably satisfactory to both Merrick and SV Partner to advise Merrick and SV Partner with respect to the extent to which effecting such changes are, in the opinion of such counsel, necessary in order to comply with Applicable Law.

                        (2) If such counsel delivers an opinion substantially to the effect that such changes are not necessary in order to comply with Applicable Law, Merrick shall pay the reasonable fees and disbursements of such counsel in rendering such opinion and SV Partner shall not be required to permit Merrick to implement such changes.

                        (3) If such counsel delivers an opinion substantially to the effect that such changes are necessary in order to comply with Applicable Law, SV Partner shall pay the reasonable fees and disbursements of such counsel in rendering such opinion.

                        (4) If such counsel does not deliver an opinion substantially to the effect that such changes are or are not necessary in order to comply with Applicable Law, SV Partner and Merrick each shall pay 50% of the fees and disbursements of such counsel and SV Partner shall not be required to implement or permit Merrick to implement such changes, subject to the right of Merrick to exercise the right set forth in Section 3.3b.ii.

                   ii. GOVERNMENTAL AUTHORITY GUIDANCE.

                        (1) Notwithstanding any activity undertaken or procedure followed by the parties pursuant to Section 3.3b.i, Merrick may request, and SV Partner may require Merrick to request, in writing, guidance from the applicable Governmental Authorities with respect to changes proposed by Merrick in any Merrick Terms Change Request.

                        (2) Any such request shall be prepared by Merrick and, prior to delivery to the applicable Governmental Authorities, shall be presented to SV Partner for its review and comments, which comments Merrick shall not unreasonably refuse to incorporate in the version of the request so presented to the applicable Governmental Authorities. SV Partner shall be deemed to have no comments with respect to any such request if it fails to forward any comments it may have to Merrick within ten (10) Business Days after its receipt thereof from Merrick. Merrick shall finalize each such request and submit it to the relevant Governmental Authorities as soon as practicable after receiving comments with respect to such request from SV Partner, or notice from SV Partner that SV Partner has no comments with respect thereto.

                        (3) Each Party shall bear its own costs and expenses in connection with the preparation and review of any request for guidance presented or proposed to be presented to any Governmental Authority pursuant to the terms of this Section 3.3b.ii.

                   iii. OBLIGATION OF SV PARTNER TO APPROVE CHANGES. SV Partner shall implement or shall permit Merrick to implement the changes requested by Merrick in a Merrick Terms Change Request if:

                        (1) SV Partner responds in writing to Merrick that it approves or does not object to the changes proposed in such Merrick Terms Change Request;

                        (2) Within ten (10) Business Days after receiving any such Merrick Terms Change Request with respect to which Merrick has indicated the changes proposed therein are necessary in order to comply with Applicable
Law: (x) SV Partner fails to notify Merrick, pursuant to Section 3.3b.i, that it disagrees with such belief; or (y) SV Partner fails to notify Merrick, in writing, that, pursuant to Section 3.3b.ii, it is requiring Merrick to prepare a draft of a request for Governmental Authority guidance in connection with such Merrick Terms Change Request;

                        (3) Merrick or SV Partner receives an opinion of counsel, pursuant to Section 3.3b.i, substantially to the effect that the changes described in such Merrick Terms Change Request are necessary in order to comply with Applicable Law and SV Partner fails, within five (5) Business Days thereafter, to require Merrick, pursuant to Section 3.3b.ii, to draft a request for Governmental Authority guidance; or

                        (4) In response to a request for Governmental Authority guidance submitted pursuant to Section 3.3b.ii, Merrick receives written notification from any Governmental Authority to which such request was submitted that such Governmental Authority agrees that the proposed changes described in such Merrick Terms Change Request are necessary in order to comply with Applicable Law.

For the avoidance of doubt, each of Merrick and SV Partner acknowledges and agrees that if either Merrick or SV Partner exercises its rights under Section 3.3b.ii in response to any Merrick Terms Change Request, neither Merrick nor SV Partner shall be entitled to subsequently seek an opinion of counsel in respect of such Merrick Terms Change Request pursuant to Section 3.3b.i.

A Merrick Terms Change Request that is the subject of any of the circumstances described in this Section 3.3B.III IS REFERRED TO HEREIN AS AN "Approved Merrick Terms Change Request."

                   iv. MERRICK'S REMEDY FOR BREACH BY SV PARTNER OF SECTION 3.3b.iii. If, in breach of its obligations under Section 33b.iii, SV Partner takes any action or fails to take any action in a manner that is designed to unreasonably delay or prevent the implementation of the changes described in any Approved Merrick Terms Change Request, and fails to remedy such breach within five (5) days after receiving written notice thereof from Merrick, SV Partner shall be deemed to have performed in a manner that contravenes the Applicable Law or Governmental Authority guidance in a material respect for purposes of Section.

                   v. OBLIGATION OF SV PARTNER TO PAY FOR CARD TERMS CHANGES. All reasonable costs and expenses incurred in connection with effecting any Approved Merrick Terms Change Request the changes described in which Merrick has indicated it believes are necessary in order to comply with Applicable Law shall be for the account of SV Partner, and SV Partner shall reimburse Merrick as soon as reasonably practicable after receipt of any demand for such reimbursement from Merrick for any such cost or expense so incurred by Merrick, which demand shall include a written statement setting forth such costs and expenses in reasonable detail and including receipts to the extent applicable.

ARTICLE 4 - FLOW OF CARD ACCOUNT FUNDS; PAYMENTS TO SV PARTNER

         4.1 FLOW OF CARD ACCOUNT FUNDS,

              a. SV Partner shall:

                   i. Submit to Merrick, for Merrick's review and approval (which approval Merrick shall not unreasonably withhold, delay or condition) each entity that SV Partner proposes to use as an Authorized Location; PROVIDED, HOWEVER, that Merrick shall be deemed to have approved each entity so proposed by SV Partner to which Merrick does not object (providing the reasons for such objection) within ten (10) Business Days after receiving such submission from SV Partner;

                   ii. Enter into a written agreement with each Authorized Location that sets forth the terms and conditions associated with such Authorized Location's receipt, handling and transmission of any fiends or instruments tendered by Cardholders or prospective Cardholders, which agreements shall, at a minimum, contain language materially similar to the language set forth on the attached EXHIBIT 4.1 a; and

                   iii. Ensure that each Authorized Location acts in a manner consistent with its obligations under its agreement with SV Partner.

              b. SV Partner shall ensure that all funds and instruments representing funds tendered by Cardholders and prospective Cardholders at Authorized Locations for use in connection with their Cards are forwarded, as promptly as practicable and, in any event, in a manner and within timeframes consistent with any agreement between SV Partner and the Authorized Location receiving any such funds and instruments, to an account designated by Merrick for the receipt of such funds and instruments. Merrick shall ensure that all such funds and instruments that it actually receives are appropriately reflected in an internal record kept on its books to track such amounts (the "MERRICK HOLDING ACCOUNT").

              c. On each Settlement Day:

                   i. Based on information received that day from SV Partner, Merrick shall transfer from the Merrick Holding Account to a separate internal record kept by Merrick on its books (the "SV PARTNER HOLDING ACCOUNT"), an amount equal to the fees charged to Cardholders in connection with new Card sales that have not otherwise been credited to the SV Partner Holding Account;

                   ii. Based on information received that day from the Processor, Merrick shall transfer an amount equal to the Daily Activated Funds Amount from the Merrick Holding Account to the Funding Account; PROVIDED, HOWEVER, that if the Daily Activated Funds Amount for any day ever exceeds the total amount reflected that day in the Merrick Holding Account, amounts subsequently reflected by Merrick in the Merrick Holding Account first shall be transferred to the Funding Account to satisfy such deficit before being applied to any subsequent Daily Activated Funds Amount;

                   iii. Merrick shall transfer from the Funding Account to the Settlement Account any amount required to settle with the Card Associations that day in connection with transactions effected through the use of the Cards or Card Accounts;

                   iv. Based on information received that day from the Processor, Merrick shall transfer from the Funding Account to the SV Partner Holding Account an amount equal to that day's "total cardholder income";

                   v. Based on information received that day from the Processor, Merrick shall determine the aggregate amount in the Card Accounts, and:

                        (1) if the amount held in the Funding Account at the end of such day (after all of the transfers effected or to be effected from the Funding Account that day) is less than the aggregate amount held in all of the Card Accounts (treating any overdraft amount on any Card Account as zero for purposes of this calculation), Merrick shall: (A) transfer from the Reserve Account to the Funding Account an amount equal to the difference between the aggregate amount in the Card Accounts and the amount then held or to be held in the Funding Account; and (B) notify SV Partner, in the Daily Report relating to that Settlement Day, that it made such transfer and the amount of such transfer; and

                        (2) if the amount held in the Funding Account at the end of such day (after all of the transfers effected or to be effected from the Funding Account that day) is greater than the aggregate amount in the Card Accounts (treating any overdraft amount on any Card Account as zero for purposes of this calculation), Merrick shall transfer from the Funding Account to the Reserve Account an amount equal to the difference between the amount then held or to be held in the Funding Account and the aggregate amount in the Card Accounts; and

                   vi. Merrick shall provide to SV Partner a daily settlement report in such form as Merrick and SV Partner from time to time shall agree (each, a "DAILY REPORT").

              d. Merrick from time to time may withdraw from the SV Partner Holding Account any and all amounts necessary to pay or reimburse itself for any and all Losses it suffers or incurs in connection with the Cards, Cardholder Agreements, Card Accounts or the activities contemplated by this Agreement the payment of which or responsibility with respect to which it has not expressly assumed pursuant to the terms of this Agreement, which amount Merrick shall appropriately reflect on the Daily Report prepared for the day on which such amount is so withdrawn.

              e. By no later than the fifteenth (15`x`) day of each calendar month during the SV Partner Payment Period and the month immediately following the termination of the SV Partner Payment Period, Merrick shall remove from the SV Partner Holding Account, for its own use and benefit, an amount equal to the Monthly Merrick Withdrawal Amount (calculated pursuant to the formula set forth on the attached EXHIBIT 4.1 E), which amount Merrick shall appropriately reflect on the Daily Report prepared for the day on which such amount is so withdrawn.

              f: Merrick, from time to time, may withdraw from the SV Partner Holding Account any and all amounts, costs, fees, penalties or fines charged from time to time by the Card Association(s) that are directly related or allocable to the Cards or Card Accounts, which amounts Merrick shall appropriately reflect on the Daily Reports prepared for the days on which such amounts are so withdrawn.

              g. If, at any time, the amount reflected in the SV Partner Holding Account is less than the amount or amounts Merrick is entitled at that time to withdraw from the SV Partner Holding Account pursuant the terms of this Agreement, Merrick shall: (i) transfer from the Reserve Account to the SV Partner Holding Account the amount of any such shortfall, thereby allowing Merrick to withdraw from the SV Partner Holding Account the full amount it is entitled to so. withdraw; and (ii) notify SV Partner, in the Daily Report prepared for the day on which such transfer occurred, that it made such transfer and the amount of such transfer.

         4.2 MAINTENANCE OF AMOUNTS IN THE RESERVE ACCOUNT.

              a. SV Partner shall forward to an account designated from time to time by Merrick such immediately available funds as are necessary to ensure that, at all times during the SV Partner Payment Period, the amount reflected by Merrick in the Reserve Account (absent the wrongful removal or transfer of such amount by Merrick) is equal to or greater than the greater of: (i) One Hundred Thousand Dollars ($100,000); and (ii) the sum of the Two-Week Funding Amounts for all of the Authorized Locations (the "RESERVE AMOUNT").

              b. If Merrick notes on any Daily Report that the amount in the-Reserve Account is less than the Reserve Amount, Merrick shall be entitled to remove from the Funding Account an amount equal to the fines or fees that otherwise would have been payable to the Associations or the Processor if Merrick had failed to settle with the Associations on the day to which such Daily Report relates.

              c. If the Daily Report for the last Settlement Day of each calendar month during the SV Partner Payment Period indicates that the amount in the Reserve Account is greater than the Reserve Amount, Merrick shall transfer, on the next following Business Day, the difference between the amount in the Reserve Account and the Reserve Amount to the SV Partner Holding Account.

         4.3 PAYMENTS TO SV PARTNER. Prior to the close of business on the third Business Day of each calendar week during the SV Partner Payment Period and the calendar week immediately following the termination of the SV Partner Payment Period, Merrick shall transfer to an account designated from time to time by SV Partner immediately available fluids in an amount equal to the amounts then held in the SV Partner Holding Account, and shall reduce the amounts then held in the SV Partner Holding Account accordingly; PROVIDED, HOWEVER, that Merrick shall not be obligated to make any such transfer if the amount then held in the Reserve Account is less than the Reserve Amount.

ARTICLE 5 PRIVACY; PROPRIETARY AND CONFIDENTIAL INFORMATION

         5.1 PRIVACY AND SECURITY OF CARDHOLDER INFORMATION.

              a. It is the intent of the Parties that this Agreement shall qualify under the "joint marketing" and the "service provider" exceptions under the Gramm-Leach-Bliley Act (the "GLB ACT") and privacy regulations issued by the relevant regulatory authority adopted thereunder (the "TRIVAC REGULATIONS"). The parties agree to make such alterations to this Agreement to conform to the industry practices that develop in response to the GLB Act and the Privacy Regulations that are necessary to achieve the objectives of this ARTICLE 5 and that do not alter the economics of this Agreement or the allocation of risk hereunder. SV Partner agrees to comply with all Applicable Laws relating to privacy and data protection, including, but not limited to, the GLB Act, that are and may in the future be applicable to the Cardholder Information that is supplied to SV Partner.

              b. SV Partner shall establish administrative, technical and physical safeguards for Cardholder Information from time to time in SV Partner's possession or under SV Partner's control that are reasonably designed to: (a) maintain the security of such records and information; (b) protect against any anticipated threats or hazards to the security or integrity of such records and information; and (c) protect against unauthorized access to or use of such records and information that would result in substantial harm or inconvenience to any Cardholder. Such safeguards shall be established in accordance with
Section 501 of the GLB Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information adopted pursuant to Section 501 of the GLB Act.

              c. In addition to the foregoing, SV Partner agrees to implement the safeguards set forth in the Visa Cardholder Information Security Program ("CISP") regulations and the MasterCard Site Data Protection ("SDP") regulations, as amended from time to time, to prevent use or disclosure of Cardholder Information other than as provided for by this Agreement, and, as required in the CISP and SDP regulations, to maintain the integrity and confidentiality of any Cardholder Information.

              d. This Section 5.1 shall not be deemed to limit the use by SV Partner of information provided directly to SV Partner by any person, including Cardholders, in connection with products or services made available by SV Partner or other vendors.

         5.2 CARDHOLDER LIST. During the SV Partner Payment Period, neither SV Partner nor Merrick will, except directly in connection with the performance of its obligations under this Agreement, transfer, sell or disclose to any other person or entity any list (whether in written or other form) containing the names, addresses and/or telephone numbers of Cardholders that exists by reason of those persons being Cardholders (each, a "CARDHOLDER LIST"). Notwithstanding the above, SV Partner, at its sole cost and expense, may use Cardholder Lists and include in statements and correspondence sent to Cardholders materials designed to solicit Cardholders for the purchase of Non-Competitive Products and Services, and shall be entitled to receive any revenue associated with any such solicitation that does not otherwise flow through the Card Accounts; PROVIDED, HOWEVER, that SV Partner shall obtain Merrick's written consent prior to any such use, which consent Merrick shall not unreasonably withhold, condition or delay. Without the prior written approval of SV Partner, Merrick will not use any Cardholder List, in whole or in part, to solicit Cardholders for any other product or for any other purpose, except as otherwise permitted under this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall require Merrick to purge Cardholder Information from a general solicitation that is not targeted, in whole or in part, at individuals because they are Cardholders or based on information derived by Merrick from a Cardholder List.

         5.3 DISCLOSURE OF CERTAIN PROPRIETARY INFORMATION. SV Partner and Merrick agree that the contents of this Agreement are proprietary and shall not be disclosed to anyone except officers, directors, employees, representatives, consultants, investment bankers or agents of each such Party and its affiliates who have a need to know of such contents, legal counsel and accountants for such Party or any governmental or regulatory agency, if required by Applicable Law, investors, prospective investors, lenders, prospective lenders or partners or prospective partners under agreements directly relating to the Card Assets, or as otherwise approved by the Parties (collectively, "PERMITTED PERSONS"). Notwithstanding any other express or implied agreement to the contrary, each of the Parties agrees that it and each of its employees, representatives, and other agents may disclose, immediately upon commencement of discussions, to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this Section 5.3, the terms "tax," "tax treatment," "tax structure" and "tax benefit" are defined under Treasury Regulation ss. 1.6011-4(c).

         5.4 CONFIDENTIAL INFORMATION.

                   a. PERMITTED USES OF AND OBLIGATIONS WITH RESPECT TO CONFIDENTIAL INFORMATION.

                        i. Recipient shall disclose such Confidential Information of the Disclosing Party as it may receive only to Permitted Persons who need to Imow such information given the intended use of such Confidential Information by Recipient, as permitted by this Section 5.4. Neither Recipient nor any of its Permitted Persons shall use, disseminate or in any way circulate within its own organization or otherwise any Confidential Information of the Disclosing Party that is supplied to or obtained by Recipient in writing, orally or by observation, except to the extent necessary or appropriate to exercise its rights or perform its obligations under this Agreement.

                        ii. Recipient shall treat all Confidential Information of the Disclosing Party in a manner consistent with Applicable Law and otherwise with a degree of care that is not less than the degree of care generally accorded in the industry to confidential information of the same or similar nature.

                        iii. Except as otherwise expressly permitted in this Agreement, Recipient shall not publish or copy any Confidential Information of the Disclosing Party, or disclose any Confidential Information of the Disclosing Party to any third party.

                   b. SCOPE OF OBLIGATIONS. Recipient's obligations under
Section 5.4a with respect to any relevant Confidential Information of the Disclosing Party shall terminate when Recipient can document that:

                        i. such Confidential Information was in the public domain at the time it was communicated to Recipient by the Disclosing Party;

                        ii. such Confidential Information entered the public domain subsequent to the time it was communicated to Recipient by the Disclosing Party through no fault of Recipient or disclosure by any Permitted Person;

                        iii. such Confidential Information was in the Recipient's possession at the time it was communicated to Recipient by the Disclosing Party as evidenced by records of Recipient, who shall have the burden of proving that such Confidential Information was in its possession; or

                        iv. such Confidential Information was rightfully communicated to Recipient by a third party or was otherwise obtained or independently developed by Recipient free of any obligation of confidentiality subsequent to the time it was communicated to Recipient by the Disclosing Party.

              c. RETURN OF CONFIDENTIAL INFORMATION. As soon as reasonably practicable after any termination of the SV Partner Payment Period, Recipient shall return or deliver to the Disclosing Party or, if agreed to by the Disclosing Party, destroy all materials delivered by the Disclosing Party to Recipient or prepared by Recipient containing any Confidential Information of the Disclosing Party and deliver a certificate certifying the destruction of such information.

              d. DISCLOSURE IN CONNECTION WITH OFFICIAL PROCEEDINGS. Notwithstanding any provision of this Agreement to the contrary, in the event Recipient is required by Applicable Law or requested or required in a judicial, administrative or governmental proceeding to disclose any Confidential Information of the Disclosing Party, Recipient shall provide to the Disclosing Party prompt written notice of such request or requirement and all related proceedings so the Disclosing Party, in its discretion, may seek a protective order. If, as a result of any such request or requirement, Recipient is, in the opinion of its counsel, required or compelled to disclose Confidential Information of the Disclosing Party to any tribunal or stand liable for contempt or other censure or penalty, Recipient may disclose such Confidential Information to such tribunal without liability under this Agreement provide d Recipient has complied with the notice provisions of this Section 5.4d.

              e. PRESERVATION OF THE DISCLOSING PARTY'S RIGHTS AND OWNERSHIP. No disclosure by the Disclosing Party of any of its Confidential Information shall constitute a grant to the Recipient of any interest or right whatsoever in such Confidential Information, which shall remain the property solely of the Disclosing Party. Except as expressly provided otherwise, nothing contained herein shall limit the Disclosing Party's rights to use its own Confidential Information in any manner whatsoever.

              f. EQUITABLE RELIEF. Notwithstanding any other provision in this Agreement, each Party to this Agreement understands that if it fails to comply with this Section 5.4, the other Party will suffer irreparable harm, which may not be adequately compensated for by monetary damages alone. Each Party, therefore, agrees that in the event of its breach or threatened breach of this
Section 5.4, the other Party shall be entitled to injunctive and/or other preliminary or equitable relief, in addition to any other remedies as provided for in this Agreement.

                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

         6.1 REPRESENTATIONS AND WARRANTIES OF SV PARTNER. SV Partner represents and warrants to Merrick that:

              a. SV Partner is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida.

              b. SV Partner has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by SV Partner of the transactions contemplated hereby have been duly and validly authorized by all necessary action of SV Partner. This Agreement has been duly executed and delivered by SV Partner and constitutes the valid and binding obligations of SV Partner, enforceable in accordance with its terms (except as such enforcement maybe limited by Applicable Law, including, without limitation, banla-uptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general principles of law and equity).

              c. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by SV Partner will: (i) conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of any contract, instrument or commitment to which SV Partner is a party or by which SV Partner is bound; (ii) violate the certificate of incorporation or by-laws of SV Partner; (iii) require any consent or approval under any judgment, order, writ, decree, permit or license to which SV Partner is a party or by which SV Partner is bound; or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which SV Partner is a party or by which it is bound, other than approvals that have been obtained or will be obtained prior to or on the Effective Date. SV Partner is not subject to any agreement with any Governmental Authority that would prevent the consummation by SV Partner of the transactions contemplated by this Agreement.

              d. There is no claim, or any litigation, proceeding, arbitration, investigation or material controversy pending, against or affecting SV Partner that will have a material adverse effect on the ability of SV Partner to consummate the transactions contemplated hereby. To the best of SV Partner's knowledge, no such claim, litigation, proceeding, arbitration, investigation or material controversy has been threatened or is contemplated.

              e. SV Partner has not agreed to pay any fee or commission to any agent, broker, finder or other person for or in connection with this Agreement or the transactions contemplated hereby that would give rise to any claim against Merrick for any brokerage commission or finder's fee or like payment.

         6.2. REPRESENTATIONS AND WARRANTIES OF MERRICK. Merrick represents and warrants to SV Partner that:

              a. Merrick is an FDIC-insured industrial loan corporation, duly organized and validly existing under the laws of the State of Utah. As of the Effective Date, Merrick is a member of MasterCard and Visa.

              b. Merrick has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by Merrick of the transactions contemplated hereby have been duly and validly authorized by all necessary action of Merrick. This Agreement has been duly executed and delivered by Merrick and constitutes the valid and binding obligations of Merrick, enforceable in accordance with its terms (except as such enforcement may be limited by Applicable Law, including, without limitation, bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general principles of law and equity).

              c. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Merrick will: (i) conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of any contract, instrument or commitment to which Merrick is a party or by which Merrick is bound; (ii) violate the articles of incorporation or by-laws of Merrick; (iii) require any consent or approval under any judgment, order, writ, decree, permit or license to which Merrick is a party or by which Merrick is bound or of any governmental agency; or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Merrick is a party or by which it is bound, other than approvals that have been obtained or will be obtained prior to or on the Effective Date. Merrick is not subject to any agreement with any governmental authority that would prevent the consummation by Merrick of the transactions contemplated by this Agreement.

              d. There is no claim, or any litigation, proceeding, arbitration, investigation or material controversy pending, against or affecting Merrick that will have a material adverse effect on the ability of Merrick to consummate the transactions contemplated hereby. To the best of Merrick's knowledge, no such claim, litigation, proceeding, arbitration, investigation or material controversy has been threatened or is contemplated.

              e. Merrick has not agreed to pay any fee or commission to any agent, broker, finder or other person for or in connection with this Agreement or the transactions contemplated hereby that would give rise to any claim against SV Partner for any brokerage commission or finder's fee or like payment.

                              ARTICLE 7 - COVENANTS

         7.1 COVENANTS OF MERRICK

              a. COMPLIANCE WITH APPLICABLE LAW. Merrick shall fully comply with all Applicable Law in connection with the performance of its obligations under this Agreement. In addition, in connection with all actions taken by Merrick pursuant to, or in connection with, the terms of this Agreement, Merrick shall take such actions, or refrain from taking such actions, as SV Partner may request in order to allow SV Partner, in the opinion of SV Partner's legal counsel, to fully comply with all Applicable Law unless any such action would cause Merrick to violate any Applicable Law.

              b. MEMBERSHIP IN CARD ASSOCIATIONS. Merrick shall maintain its membership in the Card Associations and shall complete all registration requirements for SV Partner, as required by each Card Association, in connection with this Agreement and the issuance of Cards under this Agreement. Except as otherwise set forth in this Agreement, Merrick shall pay all applicable membership fees and other fees, dues, assessments and expenses of each Card Association imposed upon Merrick.

              c. NOTIFICATION OF EFFECTIVE DATE. MERRICK SHALL PROVIDE WRITTEN NOTICE TO SV PARTNER NO LATER THAN TEN (10) DAYS AFTER MERRICK'S BOARD HAS RATIFIED AND APPROVED THIS AGREEMENT.

         7.2 COVENANTS OF SV PARTNER

              a. COMPLIANCE WITH APPLICABLE LAW. SV Partner at all times shall fully comply with all Applicable Law in connection with the exercise of any right or the performance (either directly or through any third party) of any obligation under this Agreement. In addition, in connection with all actions taken by SV Partner pursuant to, or in connection with, the terms of this Agreement, SV Partner shall take such actions, or refrain from taking such actions, as Merrick may request in order to allow Merrick, in the opinion of Merrick's legal counsel, to fully comply with all Applicable Law unless any such action would cause SV Partner to violate any Applicable Law.

              b. PRESERVATION OF MERRICK'S RIGHTS. SV Partner shall not take any action or fail to take any action with respect to the Cards or Card Accounts that would adversely affect the rights of Merrick as issuer of the Cards.

                        ARTICLE 8 - TERM AND TERMINATION

         8.1 SV PARTNER PAYMENT PERIOD. This Agreement shall be effective during a period (the "SV PARTNER PAYMENT PERIOD") that commences as of the Effective Date and ends with the first to occur of: (i) an SV Partner Default; (ii) a transfer of the Card Assets by Merrick to SV Partner or its designee pursuant to the terms of this ARTICLE 8; or (iii) a termination of the Cardholder Agreements and closure of Card Accounts, either together with or independent of any transfer of Card Assets, pursuant to the terms of this ARTICLE S.

         8.2 TERMINATION BY MERRICK,

              a. Upon the occurrence of a SV Partner Default, SV Partner shall pay to Merrick, as liquidated damages and not as a penalty, an amount equal. to the Termination Amount; PROVIDED HOWEVER, that SV Partner shall not be required to pay to Merrick the Termination Amount if a Merrick Default has occurred prior to the occurrence of such SV Partner Default and either: (A) Merrick has not remedied such Merrick Default prior to the occurrence of such SV Partner Default; or (B) SV Partner has designated a Default Transfer Period that has not expired prior to the occurrence of such SV Partner Default.

              b. If (i) prior to the occurrence of any SV Partner Default, SV Partner has notified Merrick that SV Partner has designated a financial institution that is willing to receive a transfer of the Card Assets from Merrick, and (ii) within thirty (30) days after the occurrence of any SV Partner Default, Merrick and such financial institution are able to agree upon the terms of a transfer of the Card Assets from Merrick and such financial institution, Merrick shall transfer to such financial institution the Card Assets upon such agreed-upon terms, and SV Partner shall pay the costs associated with such transfer. In connection with any such transfer, Merrick shall be permitted to retain that portion of the Funding Account, Merrick Holding Account and Reserve Account that Merrick, under the circumstances, believes is reasonably necessary or appropriate to cover any Card-related transactions that may be posted to a Merrick-owned ICA or BIN following the effective date of such transfer; PROVIDED, HOWEVER, that Merrick shall forward the remainder of any such amounts to SV Partner or its designee not later than sixty (60) days after the effective date of such transfer.

              c. If (A) prior to the occurrence of any SV Partner Default, SV Partner has failed to notify Merrick that SV Partner has designated a financial institution that is willing to receive a transfer of the Card Assets from Merrick, or (B) Merrick and the financial institution designated by SV Partner to be the transferee of the Card Assets are not able to reach agreement on the terms of such transfer within the thirty (3 0) day period described in Section 8.2b, then within a reasonable period of time (not to exceed ninety (90) days) following the occurrence of any SV Partner Default, Merrick shall (i) invalidate, terminate and close any Card Asset that, in Merrick's opinion, is not transferable to SV Partner and (ii) transfer to SV Partner all Card Assets that it has not otherwise invalidated, terminated or closed, and SV Partner shall pay the costs associated with such transfer and/or termination. In connection with any such transfer and/or termination, Merrick shall be permitted to retain that portion of the Funding Account, Merrick Holding Account and Reserve Account that Merrick, under the circumstances, believes is reasonably necessary or appropriate to cover any Card-related transactions that may be posted to a Merrick-owned ICA or BIN following the effective date of such transfer and/or termination; PROVIDED, HOWEVER, that Merrick shall forward the remainder of any such amounts to SV Partner or its designee not later than one hundred eighty (180) days after the date of such SV Partner Default.

              d. For purposes of this Agreement, a "SV PARTNER DEFAULT" occurs:

                   i. Upon Merrick's written notice to SV Partner, if SV Partner or any Third Party Provider takes any action under or in connection with this Agreement, any Cardholder Agreement, any Card or any Card Account that contravenes any Applicable Law, Governmental Authority guidance or Cardholder Agreement in any material respect, or if SV Partner, or any Third Party Provider fails to take any action where such party had an obligation to act and such failure contravenes or results in the contravention of any Applicable Law, Governmental Authority guidance or Cardholder Agreement in any material respect; PROVIDED that as promptly as possible following a determination that any such action or failure to take action contravenes or results in the contravention of any Applicable Law, Governmental Authority guidance or Cardholder Agreement, Merrick shall notify the relevant party or parties of such failure or contravention; PROVIDED FURTHER that no SV Partner Default shall be deemed to have occurred under this clause (i) if, within fifteen (15) days after written notice has been given to the relevant party or parties by Merrick, such party or parties and Merrick agree on the necessary steps to resolve such contravention and initiate such steps within an agreed-upon time frame; and PROVIDED FURTHER that any determination that any action or failure to take action contravenes any Applicable Law, Governmental Authority guidance or Cardholder Agreement shall be evidenced by a written opinion of counsel reasonably acceptable to SV Partner;

                   ii. If Merrick appropriately indicates on any three (3) consecutive Daily Reports that the amount in the Reserve Account is less than the Reserve Amount;

                   iii. If SV Partner defaults in the performance of or breaches any material representation, warranty or covenant made by it hereunder (except as otherwise described in Section 8.2d.i or Section 8.2d.ii), and such default or breach is not cured within thirty (30) days after written notice of such default or breach, requiring the same to be remedied, has been given to SV Partner by Merrick; or

                   iv. Upon: (A) the filing of apetition or commencement of a proceeding by SV Partner (i) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (ii) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to SV Partner or all or substantially all of its property; (B) SV Partner's consent or failure to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or if any such petition or proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or if a court, agency or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding; (C) SV Partner's admission in writing of its inability to pay its debts generally as they become due; (D) the malting by SV Partner of an assignment for the benefit of its creditors, or (E) SV Partner's voluntarily suspension of the payment of its obligations.

        8.3 TERMINATION BY SV PARTNER DUE TO MERRICK DEFAULT.

              a. Upon the occurrence of a Merrick Default:

                   i. SV Partner may, at any time prior to the correction or cure by Merrick of the circumstances that originally gave rise to such Merrick Default, designate a period of time, not to exceed twelve (12) months (the "DEFAULT TRANSFER PERIOD"), during which SV Partner may require Merrick, upon reasonable advance written notice, to transfer and convey the Card Assets to SV Partner or its designee (the "DEFAULT TRANSFER DESIGNEE") PROVIDED, HOWEVER, that if an SV Partner Default occurs prior to the designation by SV Partner of any Default Transfer Period or during any Default Transfer Period prior to the exercise by SV Partner of its Default Transfer Right, the provisions of Section
8.2 shall apply and shall supercede this Section 8.3;

                   ii. Merrick shall cooperate with SV Partner in its efforts to identify a successor owner of the Card Assets and issuer of the Cards during the Default Transfer Period; and

                   iii. If SV Partner exercises its Default Transfer Right, Merrick shall pay the costs associated with such transfer; provided, however, that any amounts paid or payable by SV Partner to any direct or indirect recipient of the Card Assets shall not be considered to be "costs associated with such transfer" for purposes of this Section 8.3a.iii; and

                   iv. In addition to the foregoing, at any time following the occurrence of a Merrick Default, but prior to (1) the correction or cure by Merrick of the circumstances that originally gave rise to such Merrick Default or (2) the occurrence of an SV Partner Default and the exercise by Merrick of any of its remedies in connection therewith, SV Partner may, upon written notice to Merrick require Merrick to transfer, at Merrick's cost and expense, the Card Assets to SV Partner or its designee (also referred to herein as a "DEFAULT TRANSFER RIGHT");

PROVIDED, HOWEVER that any amounts paid or payable by SV Partner to any direct or indirect recipient of the Card Assets shall not be considered to be costs or expenses payable by Merrick in connection with any such transfer.

              b. For purposes of this Agreement, a "MERRICK DEFAULT" occurs:

                   i. If Merrick fails to make any payments to SV Partner under this Agreement when due and such failure is not cured within ten (10) days after written notice of such failure, requiring the same to be remedied, has been given to Merrick by SV Partner;

                   ii. If Merrick defaults in the performance of or breaches any material representation, warranty or covenant made by it hereunder (other than as provided for in Section 8.3b.i), and such default or breach is not cured within thirty (30) days after written notice of such default or breach, requiring the same to be remedied, has been given to Merrick by SV Partner;

                   iii. Upon: (A) the filing of a petition or commencement of a proceeding by Merrick to take advantage of any bankruptcy, conservatorship, receivership or similar laws; (B) the filing of a petition or commencement of a proceeding by Merrick for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to Merrick or all or substantially all of its property; (C) Merrick's consent or failure to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or if any such petition or proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or if a court, agency or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding; (D) Merrick's admission in writing of its inability to pay its debts generally as they become due; (E) the making by Merrick of an assignment for the benefit of its creditors; or (F) Merrick's voluntarily suspension of the payment of its obligations;

                   iv. If, in breach of its obligations under Section 3.3a.iii, Merrick takes any action or fails to take any action in a manner that is designed to unreasonably delay or prevent the implementation of the changes described in any Approved SV Partner Terms Change Request, and fails to remedy such breach within fifteen (15) days after receiving written notice thereof from SV Partner;

PROVIDED, HOWEVER, that in no event shall a Merrick Default occur as a result of SV Partner's own action or failure to take any action required to be taken by SV Partner.

         8.4 CHANGES IN APPLICABLE LAW. If counsel reasonably acceptable to both parties determines that the exercise by Merrick or SV Partner of any of their respective rights, or the performance by Merrick or SV Partner of any of their respective obligations, under this Agreement violates any Applicable Law or causes the other Party to be in violation of any Applicable Lave, or will violate any Applicable Law or cause the other Party to be in violation of any Applicable Law following the effective date of any relevant changes or additions to Applicable Law, then:

                  a. Merrick and SV Partner shall (A) cooperate and use commercially reasonable efforts to remedy the cause of the violation within three (3) months of the date on which SV Partner and Merrick received such opinion of counsel, or (B) Merrick may request, in writing, guidance from applicable Governmental Authorities to determine if such Governmental Authorities agree with the opinion of counsel;

                  b. Within twelve (12) months following the expiration of the three (3) month period set forth in clause (a) above or the date on which both SV Partner and Merrick have received notice of the determination of any relevant Governmental Authority agreeing with the opinion of counsel referenced above, as the case may be, or such lesser period of time as may be necessary to avoid any breach by either party of any Applicable Law (the "REQUIREMENTS OF LAW TRANSFER PERIOD"), SV Partner may require Merrick, upon reasonable advance written notice, to transfer and convey the rights, title, interest, privileges and obligations of Merrick in and to the Card Assets to SV Partner or its designee (the "REQUIREMENTS OF LAW TRANSFER RIGHT"); PROVIDED, HOWEVER, that if an SV Partner Default or Merrick Default occurs during the Requirements of Law Transfer Period prior to the exercise by SV Partner of its Requirements of Law Transfer Right, the provisions of Section 8.2 or Section 8.3, as applicable, shall apply and shall supercede this Section 8.4;

                  c. Merrick shall cooperate with SV Partner in its efforts to identify a successor to Merrick during the Requirements of Law Transfer Period;

                  d. If SV Partner elects to exercise its Requirements of Law Transfer Right during the Requirements of Law Transfer Period, SV Partner shall pay the costs associated with such transfer; and

                  e. If SV Partner fails to exercise its Requirements of Law Transfer Right during any Requirements of Law Transfer Period:

                           i. Merrick shall transfer to SV Partner those Card
Assets that, in Merrick's opinion, are capable of transfer to SV Partner;

                           ii. Merrick shall invalidate, terminate and close any
Card Asset that is not otherwise transferable to SV Partner; and

                           iii. SV Partner shall pay the costs associated with
any such transfer, termination or closure.

         8.5 TERMINATION FOR DELAY IN EFFECTIVE DATE. Notwithstanding any provision in this Agreement to the contrary, either Party may terminate this Agreement, without any liability or obligation owing to the other Party, immediately upon written notice to the other Party if, for any reason, Merrick's board of directors has not ratified and approved this Agreement by September 30, 2004.

                         ARTICLE 9 -INDEMNIFICATION

         9.1 INDEMNIFICATION BY MERRICK.

                  a. Merrick shall assume liability for, defend, indemnify, protect, save and hold SV Partner and its Affiliates and their respective officers, directors, employees and permitted assigns (collectively, the "INDEMNIFIED SV PARTNER PARTIES") harmless from and against any and all Losses that may be imposed on, incurred by or asserted against SV Partner relating to or based upon a material breach by Merrick of any of its obligations, representations, warranties or covenants contained in this Agreement; PROVIDED, HOWEVER, that the total amount Merrick shall be obligated to pay to the Indemnified SV Partner Parties collectively pursuant to this Section 9.1 shall in no event exceed the amount of Five Million Dollars ($5,000,000).

                  b. The remedies provided to the Indemnified SV Partner Parties pursuant to this Section 9.1 shall be the sole and exclusive remedies available to the Indemnified SV Partner Parties for any and all Losses suffered or incurred by any Indemnified SV Partner Party as a result of any Merrick Breach or any representation, warranty, action or inaction by Merrick under or in connection with this Agreement, the Cards, the Card Accounts and the Cardholder Agreements.

         9.2 INDEMNIFICATION BY SV PARTNER. SV Partner shall be liable to and shall indemnify, defend and hold Merrick and its Affiliates and their respective officers, directors, employees and permitted assigns (collectively, the "INDEMNIFIED MERRICK PARTIES") harmless from and against any and all Losses suffered by any Indemnified Merrick Party or to which any Indemnified Merrick Party may become subject that directly or indirectly arise out of, are based upon or relate to this Agreement; the Cards, Card Accounts; their Cardholder Agreements-or the actions or inactions of any third party directly or indirectly relating to the Cards, Card Accounts or Cardholder Agreements following any transfer effected pursuant to ARTICLE 8; PROVIDED, HOWEVER, that the total amount SV Partner shall be obligated to pay to the Indemnified Merrick Parties collectively pursuant to this Section 9.2 shall in no event exceed the amount of Five Million Dollars ($5,000,000).

         9.3 INDEMNIFICATION PROCEDURES.

                  a. If any event (an "INDEMNIFICATION EVENT") occurs in connection with which an entity (the "INDEMNITEE") MAY SEEK INDEMNIFICATION from a Party obligated to provide indemnity pursuant to this ARTICLE 9 (the "INDEMNIFYING PARTY"), the Indemnitee shall promptly notify the Indemnifying Party in writing. The failure of any Indemnitee to give prompt notice to an Indemnifying Party as required herein shall not affect the obligation of the Indemnifying Party to provide indemnification hereunder, except that the monetary obligation of the Indemnifying Party shall be reduced by any damages suffered by it by reason of such non-timely notification.

If any Indemnification Event involves the commencement of any third party action, suit or other proceeding, whether civil, criminal or investigative, the Indemnifying Party shall assume the defense thereof, retaining counsel reasonably satisfactory to the Indemnitee and paying all expenses thereof. The Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Indemnitee unless: (i) the Indemnifying Party has agreed specifically to pay such fees or expenses;
(ii) the Indemnifying Party shall have failed to assume the defense of such proceeding or to employ counsel reasonably satisfactory to the Indemnitee; or
(iii) the named parties to any such proceeding include both the Indemnitee and the Indemnifying Party, and the Indemnitee shall have been advised by reputable counsel that representation of the Indemnitee and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct because there may be one or more defenses available to the Indemnitee that are different from or in addition to those available to the Indemnifying Party (in which case, if the Indemnitee notifies the Indemnifying Party, in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such proceeding on behalf of the Indemnitee; it being understood, however, that the Indemnifying Party shall not, in connection with any one such proceeding, or separate but substantially similar or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for the Indemnitee, which counsel shall be designated in writing by the Indemnitee). No settlement shall be made by an Indemnitee or an Indemnifying Party of a claim in respect of which indemnity may be sought hereunder without the prior written approval of the other, which approval shall not be unreasonably delayed, conditioned or withheld.

         9.4 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT SPECIAL OR CONSEQUENTIAL DAMAGES (UNDER CONTRACT OR TORT THEORIES OF LAW), INCLUDING DAMAGES FOR LOST REVENUE, LOST PROFITS OR OTHER ECONOMIC DAMAGE, AS A RESULT OF ANY BREACH OF THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF OR HAS FORESEEN THE POSSIBILITY OF SUCH DAMAGES.

                        ARTICLE 10 -INTELLECTUAL PROPERTY

         10.1 TRADEMARKS. The respective Trademarks of SV Partner and Merrick remain the sole and exclusive property of SV Partner and Merrick, respectively, and no Party shall use such property of SV Partner or Merrick in connection with any representation, solicitation, advertising or promotion without the prior written consent of the owner of such property.

         10.2 COPYRIGHTS. Copyrights to all Marketing Materials, other than those portions of the Marketing Materials supplied by Merrick, shall be owned by SV Partner, except that any Trademark of either Party that appears on any Marketing Materials shall remain the property of that Party. Each Party grants to the other Party a limited, non-exclusive, non-transferable right and license to use any Marketing Materials it prepares in connection with the performance by the other Party of its obligations under this Agreement.

         10.3 LICENSE TO USE MERRICK'S TRADEMARKS.

                  a. Merrick hereby grants to SV Partner a limited, non-exclusive, non-transferable right to use, display and reproduce the Merrick Trademarks solely in connection with the performance by SV Partner of its obligations under this Agreement, and in accordance with Merrick's Trademark usage policies and procedures from time to time in effect.

                  b. Merrick shall have the unilateral right to establish such quality standards concerning its Trademarks and the use thereof as Merrick deems necessary or appropriate. SV Partner agrees to submit to Merrick, for its prior written approval, samples of all uses of Merrick's Trademarks, and SV Partner agrees to use the Merrick Trademarks only in the manner approved by Merrick.

                  c. Except as provided otherwise in this Agreement, upon termination of the SV Partner Payment Period, SV Partner shall promptly cease use of all of Merrick's Trademarks. Each of Merrick's Trademarks, at all times, shall remain the exclusive property of Merrick, and any goodwill arising out of the use of any Merrick Trademark will inure solely to the benefit of Merrick.

                  ARTICLE 11 -MISCELLANEOUS PROVISIONS

         11.1 NOTICES. Any notices or other communications required or permitted by this Agreement shall be in writing and shall be delivered either by personal delivery, by nationally recognized overnight courier service, by facsimile, electronic mail or other electronic means, by first class mail or by certified or registered mail, return receipt requested, addressed as follows:


                      IF TO MERRICK TO:

                              Merrick Bank Corporation
                               10705 South Jordan Gateway, Suite 200 South
                              Jordan, Utah 84095
                              Attn: President
                              Fax: (801) 545-9952
                              Email: rick.urrutia@merrickbank.com


                      IF TO SV PARTNER, TO:

                              Morgan Beaumont, Inc.
                              2280 Trail Mate Drive, Suite 101
                              Sarasota, Florida 34243 Attn:
                              President
                              Fax: 941-753-2817
                              Email: erik@morganbeaumont.com
or to such other address as either Party shall have designated to the other by written notice given in the manner set forth above. Notices and approvals required under this Agreement shall be deemed given one day after sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by facsimile, electronic mail or other electronic means or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

         11.2 ASSIGNMENT AND TRANSFER. References in this Agreement to a Party shall include a Party's successor, which shall include, without limitation, any person into which a Party maybe merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Party may be a party, or any person succeeding to the business of a Party or purchasing all or substantially all of the assets of a Party, without the execution or filing of any paper or any further act on the part of any of the Parties hereto. Except as otherwise provided herein, a Party shall not, without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), assign this Agreement or its rights and obligations hereunder under any circumstances, either voluntarily or involuntarily, by operation of law or otherwise. Any such attempted assignment in contravention of such prohibition shall be void from the date thereof. Notwithstanding the foregoing, SV Partner shall be permitted to delegate the performance of its duties under this Agreement to third parties if, and only if:

                  a. SV Partner provides to Merrick, in writing, a description of the entity to which SV Partner desires to so delegate duties (the "THIRD PARTY PROVIDER"), and a description of the duties SV Partner desires to so delegate (the "DELEGATED DUTIES");

                  b. Merrick in its sole discretion approves of such Third Party Provider and the performance by such Third Party Provider of the Delegated Duties;

                  c. SV Partner certifies to Merrick that the agreement between SV Partner and such Third Party Provider incorporates the provisions set forth on the attached Exhibit 11.2; and

                  d. SV Partner remains principally liable to Merrick for the performance of all such Delegated Duties,

         11.3 WAIVER. No Party hereto shall be deemed to have waived any of its rights, powers or remedies hereunder unless such waiver is made in writing signed by such Party. Upon any such waiver of a past default, such default shall cease to exist. No such waiver shall extend to any subsequent or other default or impair any right relating thereto except to the extent expressly so waived. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No course of dealing between the Parties, and no delay or forbearance in exercising any rights hereunder, shall imply or otherwise operate as a waiver of any rights of a Party.

         11.4 RELATIONSHIP OF PARTIES. The Parties intend that this Agreement shall be considered a contractual relationship among the Parties and do not intend that this Agreement shall result in the creation of a joint venture, general partnership or any similar form of organization or agency relationship.

         11.5 PUBLIC RELATIONS. Each Party will notify the other Party immediately of any public relations consequences arising from the Marketing Materials (such as inquiries from the media, consumers, or governmental bodies) and the Parties will consult prior to the release of any statements or public relations aspects relating to the Accounts or the Cards.

         11.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective as of the date specified in the opening paragraph, upon the execution by each of the Parties of at least one counterpart hereof, and it shall not be necessary that any single counterpart bear the signatures of all Parties. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

         11.7 AUDITS. Each of the Parties hereto, directly or through third parties reasonably acceptable to the other party, may conduct reasonable audits of the books and records, systems and operations of the other Party that relate to the performance by the other Party of its obligations under this Agreement provided that: (i) such audits are conducted in a manner that avoids any material disruption to the business of the Party being audited; (ii) the Party conducting such audit provides to the Party being audited not less than three
(3) Business Days' prior written notice of such audit; (iii) no books or records are removed from their usual place of keeping unless authorized in writing by the Party being audited; and (iv) the expenses of such audit are paid by the Party doing the audit. In the event the results of any such audit determine that any amounts have been overpaid or underpaid to one Party, any such overpayment or underpayment shall be remitted to the Party to which it is owed within twenty
(20) Business Days.

         11.8 FURTHER ASSURANCES. The Parties agree that upon request, they shall do such further acts and deeds, and shall execute, acknowledge, deliver and record such other documents and instruments, as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purposes of this Agreement.

         11.9 SEVERABILITY. If any one or more of the provisions contained in this Agreement shall for any reason be held in any jurisdiction invalid, illegal or unenforceable for any reason, such provision shall be deemed modified so as to be enforceable to the maximum extent permitted by law consistent with the intent of the Parties as herein expressed, and such invalidity shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect.

         11.10 SUCCESSORS IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permissible assigns.

         11.11 NO REMEDIES EXCLUSIVE. No right or remedy conferred herein shall be deemed to be exclusive of any other right or remedy conferred herein or any other right or remedy now or hereafter available at law or equity. All rights and remedies conferred herein, and all rights and remedies now or hereafter available at law or equity, shall be deemed to be cumulative and not alternative, and may be exercised concurrently, independently or successively.

         11.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, EXCLUSIVE OF ITS RULES REGARDING CONFLICTS OF LAWS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         11.13 NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other person or entity, including affiliates and creditors of either Party hereto, shall have any right or claim against either Party by reason of those provisions or shall be entitled to enforce any of those provisions against either Party.

         11.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties, and supersedes all prior oral or written negotiations between the Parties, with respect to the subject matter hereof. Except as otherwise specifically provided herein, no amendment, alteration, change, or modification of this Agreement shall be effective unless in writing signed by the Parties.

         11.15 SURVIVAL. All payment obligations of the Parties relating to periods prior to termination of the SV Partner Payment Period shall survive such expiration. In addition, the obligations of each Party under ARTICLES 5, 9 and 10, and those provisions that, by their terms, are intended to survive termination of the SV Partner Payment Period shall so survive such termination.

         COUNTERPART SIGNATURE PAGE TO STORED VALUE
         CARD AGREEMENT


         IN WITNESS WHEREOF, the Parties have hereunto set their hands in execution of this Agreement as of the date first written above.


By: /s/ Clink Wildks                         By: /s/ Rd Urrutnt
    ----------------                             --------------
Name: Clink Wildks                           Name: Rd Urrutnt
Title: CEO                                   Title: PMES/CEO

                                  EXHIBIT 1.1-1

                                  CARD CRITERIA

o Upon receipt of a written request from the Cardholder to close the Card and Card Account

o        Upon receipt of a written request for a refund from the Cardholder

o Upon the identification by either Merrick or SV Partner of excessive chargeback activity on the Card

o Upon the identification by either Merrick or SV Partner of suspicious activity on or in connection with a Card

o Upon the identification by either Merrick or SV Partner of excessive overdrafts (negative balance) on a Card or Card Account

o Upon the determination by either Merrick or SV Partner that a Cardholder has inappropriately reported a Card as lost or stolen

o        As a result of any regulatory scrutiny or request

o Upon determination that the Cardholder matches information contained on the OFAC or any other government-issued list

o        Following any load or reload (a) for which payment was not received or
         (b) purchased with an invalid form of payment (for example, invalid credit cards, bad checks or non-payment/theft)

o Upon the identification by either Merrick or SV Partner of fraudulent activity on a Card or related to

o Upon determination by either Merrick or SV Partner that a Cardholder provided inaccurate or false identification information at the time of activation

                                 EXHIBIT 3.la-1

                                ISSUANCE CRITERIA

         1. SV Partner collects from the potential Cardholder the potential
Cardholder's: (i) name; (ii) address; (iii) date of birth; and (iv) social security number, (or passport number or number from some other form of government-issued identification from non-U.S. citizens).

         2. SV Partner verifies the potential Cardholder's address and social security number using the Equifax eIDscan authentication service or another mutually approved authentication service, and confirms that the potential Cardholder is old enough to enter into a legal and enforceable contract with Merrick and SV Partner.

         3. SV Partner checks to ensure that the potential Cardholder does not appear on any list provided to it by the federal government, including the Department of Treasury's Office of Foreign Assets and Control ("OFAC") "Specifically Designated Nationals and Blocked Persons List", and is not from, or engaging in transactions with people or entities from, embargoed countries and regions listed on the OFAC website.

                                 EXHIBIT 3.1 a-2

             PROCESSES AND PROCEDURES FOR COLLECTING INFORMATION AND
                                ACTIVATING CARDS

1. The customer picks up a retail package containing a plastic or cardboard (depending on Star Network requirements) Debit card at a participating retail location. The customer reviews information contained in the package he or she wishes to purchase, which provides details of the Card's Terms and Conditions and required notices.

2. The Customer either agrees or does not agree to the Cardholder Agreement. If the customer does not agree to the Cardholder Agreement, they can choose not to purchase the Stored Value Retail Card. If the customer agrees to the Cardholder Agreement, he or she presents the card to the clerk for purchase.

3. The clerk swipes the Debit Card through the POS terminal, and selects the appropriate menu to sell and activate a new card.

         a. The Customer gives their personal information to the clerk to input into the POS terminal for identity verification using Equifax eIDScan program (or another mutually approved authentication service). The information collected includes:

                  i.       Name
                  ii.      Address (this must be a residential street address)
                  iii.     Date of Birth
                  iv. Social Security number (if U.S. citizen; otherwise, an alternative form of identification is obtained).
                  v.       Work phone number.
                  vi.      Secret word.
                  vii.     PIN for ATM or PIN-based point-of-sale transactions.
                  viii. Type, number and expiration date of the unexpired government issued identification evidencing nationality or residence and bearing a photograph or similar safeguard, such as a driver's license or passport (this documentary evidence must be visually inspected by the clerk as it is entered into the system).

         b. The clerk transmits the Customer information to the SV Partner's Data Center which verifies the customer's information, runs it against the OFAC list and other databases and receives an "accept" or "decline" message.
         c. If the customer's identity is not verified, they can choose to purchase a non personalized, instant issue card. If the customer's identity is verified, they pay for the Stored Value card.
         d. The Card is activated, (a Card Account is set up on the Galileo Processing system through SV Partner's internal system updates), and the customer is provided with the account number; expiration date and CVV value for the Card in order to use the Card for online purchases.

4. A plastic Card (together with other welcome information, including a copy of the Cardholder Agreement and copies of SV Partner's and Merrick's privacy policies) is mailed to the customer either by standard delivery or express mail, if selected by the customer.

                                  EXHIBIT 3.lb

                       LIST OF APPROVED SV PARTNER BRANDS

MORGAN BEAUMONT

MORGAN FIRST PREMIER

MORGAN ALL AXCESS

MORGAN USA PLUS

MORGAN ALL AMERICAN

MBI ALL AMERICAN

MBI FIRST PREMIER

MBI USA PLUS

MBI ALL AXCESS

MBI AQUI & AULA

MORGAN BEAUMONT MONEY CARD

MBI MONEY CARD

                                  EXHIBIT 3.2b

                              CARD SERVICING TERMS


SV Partner shall, in each case in a manner that complies with all Applicable Laws and at its own cost and expense, do the following;

         (a) Prepare and submit to Merrick for approval designs for the Cards.

         (b) Assume responsibility and pay for the production and distribution of Cards, Cardholder Agreements and SV Partner and Merrick initial and annual Privacy Policies, customer identification program notices, and other mutually agreed-upon fulfillment and welcome materials, and ensure Merrick and SV Partner have appropriate Card, Cardholder Agreement, Privacy Policy and other fulfillment material inventories to meet Cardholder needs and demands.

         (c) Provide facilities and services to: (i) receive Application information from potential Cardholders; (ii) verify Application information; (iii) check Application information against OFAC lists; and (iv) allow Cardholders to activate their Cards and activate amounts submitted for loading onto Cards.

         (d) Process all authorization requests submitted in connection with the Cards and settle all transactions made with or on a Card, and ensure that authorization availability (90-day average) meets or exceeds 97%.

         (e) Process all adjustments and loads submitted in connection with the Cards.

         (f) Provide competent customer service to Cardholders, using customer service personnel capable of serving English and Spanish-speaking Cardholders contacting customer service via telephone, fax or in writing with issues or problems related to the Cards.

         (g) Ensure that customer service assistance is available during reasonable business and weekend/holiday hours, seven days a week.

         (h) Provide call center services meeting an average speed of answer (30-day average) of 25-30 seconds on 85% of calls, but in no instance more than one minute, and notify Merrick of all instances where customer service assistance is not available during business/weekend/holiday hours for more than two hours.

         (i) Provide to potential Cardholders the ability to apply for Cards online in a secure online environment;

         (j) Provide to Cardholders the ability to obtain transactions and account information, in English and Spanish: (i) on the Internet, in a secure online environment; and (ii) over the telephone, including through an interactive voice response unit that is available 24 hours a day, seven days a week (with uptime of not less than 95% on a 30-day average basis).

         (k) Process chargebacks and disputes, and provide to Merrick a monthly report setting forth the time frames within which chargeback and dispute processing occurred in the previous month.

         (1) Implement fraud control processes and procedures with respect to Card data and transactions (fraud monitoring/AML monitoring) to identify circumstances that require the preparation and filing of reports mandated by Applicable Law.

         (m) Prepare and file with Merrick reports regarding suspicious or illegal activity (for example, SARs and CTRs) within ten (10) business days of noting such suspicious or illegal activity. Cooperate with Merrick in finalizing such reports so that Merrick may file them in a timely manner.

         (n) Provide, in a timely fashion, accurate periodic statements to Cardholders.

         (o) Manage, in a manner consistent with the terms of the Agreement, the process for moving funds from the loading and/or reloading network participant locations to the Merrick Holding Account.

         (p) Manage Cardholder requests for access to personal information (i.e., Application information and other card-related information).

         (q) Manage and ensure compliance with Cardholder Privacy Policy opt-outs,

         (r) Establish, maintain and monitor a retail distribution, loading and reloading network for the Cards, ensuring that each network participant operates in a manner consistent with their loading and/or reloading obligations under the agreement between SV Partner and the given loading and/or reloading network participant.

         (s) Train loading/reloading network participants how to properly sell, load and reload Cards, including, by way of example, training participants relative to required identity verification processes.

         (t) Ensure that procedures are in place at each loading/reloading network participant that cause transactions conducted by the same Cardholder, or on behalf of the same Cardholder at different times or locations, to be aggregated for reporting purposes.

         (u) Provide appropriate reports to loading/reloading network participants.

         (v) Ensure that appropriate programming and other operational infrastructure is in place to allow for new loading/reloading network participants to be added to the network in a seamless and non-disruptive manner.

         (w) Provide to Merrick exception reports for all Card loads that are not posted or made available within time frames required by the Cardholder Agreement.

         (x) Appropriately respond to all Cardholder complaints in a timely fashion, and provide to Merrick, on a regular basis (but not less than monthly): (i) copies of all regulatory or State Attorney General complaints received in connection with or relating to any Card, together with a copy of the response to such complaints prepared by SV Partner; and (ii) a summary of all other Card-related complaints, organized by the general topic of the complaint (with the total number of complaints and the percentage that each general topic represents of total number of complaints).

         (Y) Maintain appropriate information security mechanisms and procedures designed to, at a minimum, meet the objectives of the Guidelines for Safeguarding Customer Information promulgated by the federal banking agencies.

         (z) Provide Merrick with training reasonably necessary to enable Merrick personnel to use these Services.

         (aa) Retain required Cardholder records, and make all such records available to Merrick and, as required or permitted by Applicable Law, to Cardholders and in response to requests from entities entitled under Applicable Law to such information.

         (bb) Manage returned mail and statements in a timely fashion and update Cardholder information accordingly.

         (cc) Maintain, update and archive Cardholder and transaction-related information from which Merrick will be able to generate reports.

         (dd) Provide exception reports for applications that do not meet Issuance Criteria.

         (ee) Provide servicing procedures to Merrick, upon request, to review for compliance with Applicable Law.

         (ff) Provide a thirty-day money-back guarantee to each Cardholder, ensuring that the fees paid by a Cardholder to obtain his/her Card and any credit balance in such Cardholder's Card Account will be returned to that Cardholder, if he/she requests such a return within thirty (30) days of purchasing a Card. All Cardholder money-back guarantee requests shall be made through a toll free number that connects with the SV Partner's servicer and shall not be made at any authorized location. The Marketing Materials for the Card shall contain the toll free number used for money-back guarantee requests.

         (gg) Provide a refund after the first thirty (30) days following the purchase of the Card to any Cardholder that SV Partner or Merrick deems should receive a refund for reasonable legal or regulatory reasons.

         (hh) Provide to Merrick such reports and documentation, or access to such reports and documentation, concerning Cards, Card related transactions and the services provided by SV Partner under this Agreement as Merrick from time to time may reasonably request.

         (ii) Instruct its servicer and/or processor to provide to Merrick access to the processing platform.

Merrick shall provide the following services:

         (a) Obtain from MasterCard, at SV Partner's cost and expense, the BINS or ICAs necessary to support the sales and maintenance of the Cards.

         (b) Obtain from MasterCard, at SV Partner's cost and expense, the required association-related approvals.

         (c) Obtain from any other relevant card-related association, at SV Partner's cost and expense, the required association-related approvals.

         (d) Compliance with Applicable Law relating to abandoned property (i.e., escheat).

                                  EXHIBIT 4.1a

                     AUTHORIZED LOCATION AGREEMENT LANGUAGE

[Authorized Location] acknowledges and agrees that [Program Operator] or the financial institution issuing the Cards is the distributor of funds to [Program Operator] cardholders in accordance with agreements between [Program Operator] and its cardholders. [Authorized Location] further acknowledges and agrees that [Authorized Location] receives money from [Program Operator] cardholders for the express purpose of having such funds loaded or reloaded to their Cards ("Cardholder Funds"). The Cardholder Funds shall be and remain the sole property of [Program Operator] cardholders during and after the time the Cardholder Funds are presented to [Authorized Location] by the consumer and will not be deemed the property or an asset of [Authorized Location], nor will such Cardholder Funds be included on any [Authorized Location] balance sheet or asset statement. Moreover, [Authorized Location] agrees that Cardholder Funds will not be subject to creditors (whether secured or unsecured) of [Authorized Location] or its affiliates, whether in connection with any bankruptcy or secured creditor proceeding filed by or against [Authorized Location], its affiliates or otherwise. [Authorized Location] shall take all action necessary or appropriate:
(i) to ensure that the Cardholder Funds do not become subject to any pledge, assignment, transfer or security interest made or granted, voluntarily or involuntarily, by [Authorized Location] to any third party; and (ii) to accomplish the immediate release to the financial institution issuing the Cards of all Cardholder Funds, current or future, and remove such Cardholder Funds from inclusion in any [Authorized Location] bankruptcy proceeding or proceeding taken by any creditor of [Authorized Location].

                                  EXHIBIT 4.1e

                CALCULATION OF MONTHLY MERRICK WITHDRAWAL AMOUNT

The Monthly Merrick Withdrawal Amount shall be calculated each calendar month during the SV Partner Payment Period and the calendar month immediately following the month in which the SV Partner Payment Period terminates, and shall be the greater of:

1. The product of 0.0028 multiplied by the Monthly Transaction Volume during the immediately preceding calendar month; or

2. The product of $0.35 multiplied by the total number of Cards on file on the last day of the immediately preceding calendar month.

The term "MONTHLY TRANSACTION VOLUME," as used in this Exhibit, means the total dollar amount of transactions (including purchases (net of returns) and cash advances) effected during the calendar month in question using Cards or Card-related information.

Notwithstanding the foregoing, in no event shall any Monthly Merrick Withdrawal Amount be less than:

         (i) $7,500 for the fifth, sixth, seventh, eighth, ninth and tenth months of the SV Partner Payment Period;
         (ii) $10,000 for the eleventh, twelfth and thirteenth months of the SV Partner Payment Period; or
         (iii) $17,000 for any month following the thirteenth month of the SV Partner Payment Period.

                                  EXHIBIT 11.2

                           THIRD PARTY PROVIDER TERMS


         SV Partner shall ensure that each of the following provisions are incorporated into its agreement with each Third Party Provider (each such agreement, a "TPP Agreement"), revised as appropriate to be consistent with the style and defined terms of each such TPP Agreement (capitalized terms used in this Exhibit that are not otherwise defined are used as defined in the Agreement):

         1. The Third Party Provider agrees that: (i) it shall perform its obligations under the TPP Agreement in a manner that complies in full with all Applicable Law; and (ii) in connection with all actions taken by the Third Party Provider pursuant to, or in connection with, the TPP Agreement or the Card Accounts or the Cards, the Third Party Provider shall take such actions, or refrain from taking such actions, as Merrick, either directly or through SV Partner, may request in order to allow Merrick, in the opinion of Merrick's legal counsel, to fully comply with all Applicable Law.

         2. The Third Party Provider agrees that Merrick is a third party beneficiary of all of the rights granted to SV Partner, and of all of the obligations undertaken by the Third Party Provider, under the TPP Agreement that relate, directly or indirectly, to the Card Accounts or Cards, and directly may assert any such rights and seek to have any such obligations enforced. The Third Party Provider acknowledges and agrees that: (i) Merrick assumes no liability or obligation of any nature under the TPP Agreement; (ii) Merrick does not accept or assume responsibility for any of SV Partner's obligations under the TPP Agreement; and (iii) the Third Party Provider will look solely to SV Partner for any and all payments due to it under the TPP Agreement.

         3. The Third Party Provider agrees to provide to Merrick such reports and information relating to the performance by the Third Party Provider of its obligations under the TPP Agreement that relate, directly or indirectly, to the Card Accounts or Cards as Merrick, from time to time, reasonably may request.

         4. The Third Party Provider agrees that it shall not assign any of its rights or delegate any of its duties under the TPP Agreement that relate, directly or indirectly, to the Card Accounts or Cards without obtaining the prior written approval of Merrick.

         5. The Third Party Provider agrees that Merrick may conduct reasonable audits of the performance by the Third Party Provider of its obligations under the TPP Agreement and of the books and records of the Third Party Provider that relate to the performance of its obligations under the TPP Agreement, PROVIDED that: (i) such audits are conducted in a manner that avoids any material disruption to the business of the Third Party Provider; (ii) Merrick provides to the

Third Party Provider not less than three (3) Business Days' prior written notice of such audit; and (iii) no books or records are removed from the Third Party Provider's premises unless authorized by the Third Party Provider. At the conclusion of each audit, Merrick, to the extent applicable, shall provide to the Third Party Provider: (A) the results of such audit; (B) the remedial actions that need to be taken by the Third Party Provider in order to conform its performance of its obligations under the TPP Agreement to [the Plan and] Applicable Law; and (C) the time frames within which such remedial actions must be taken.

         In addition to the foregoing, if the Third Party Provider will be given, or have access to, any Cardholder Information, SV Partner shall ensure that each of the following provisions are incorporated into the TPP Agreement, revised as appropriate to be consistent with the style and defined terms of each such agreement:

         6. The Third Party Provider agrees to develop and implement written information security policies and procedures (collectively, the "Plan") that:
(i) are designed to protect the security and privacy of all Cardholder Information in its possession or under its control; and (ii) meet the objectives of Applicable Law, including, without limitation, the requirements set forth on the attached Schedule A, as the same maybe amended by Merrick from time to time.

         7. The Third Party Provider agrees to: (i) perform all of its obligations under the TPP Agreement in accordance with the Plan; and (ii) provide to Merrick a copy of the Plan no later than five (5) Business Days after receipt of a written request for such copy from Merrick.

         8. The Third Party Provider agrees that: (i) all Cardholder Information shall be and remain the Confidential Information of Merrick; (ii) the Third Party Provider-shall maintain the confidentiality of the Cardholder Information and shall otherwise treat the Cardholder Information in a manner consistent with the provisions of ARTICLE 5 of the Agreement; and (iii) shall use the Cardholder Information solely in connection with the performance of its obligations under the TPP Agreement. The Third Party Provider's obligations under this section shall survive the expiration or termination of the TPP Agreement to the full extent necessary to comply with the Plan and Applicable Law.

         9. The Third Party Provider agrees to fully disclose in writing to Merrick any breach in the security of the Third Party Provider's systems that result in unauthorized intrusions that may have compromised the security of the Cardholder Information or may materially affect Merrick or its customers within twenty-four (24) hours of the discovery of any such breach. Notification to Merrick should be directed to Merrick's General Counsel by facsimile transmission sent to 801-545-9952. Any breach in the security of the Third Party Provider's systems shall give Merrick the immediate right to terminate the Third Party Provider's right and/or ability to receive, process, transmit or possess Cardholder Information. The Third Party Provider also. shall report to Merrick when any material intrusions to its systems occurs, the effect any such intrusion has on the Third Party Provider, and corrective actions taken by the Third Party Provider to respond to the intrusion.

         10. The Third Party Provider agrees that upon termination or expiration of the TPP Agreement for any reason, or upon request by Merrick pursuant to its rights under the TPP Agreement or the Agreement, all Cardholder Information, together with any copies or reproductions thereof, shall be removed from the Third Party Provider's systems and/or any form of media upon which such Cardholder Information was stored and returned to Merrick.

                                   SCHEDULE A

FDIC GUIDELINES,
----------------

The Third Party Provider shall consider at least the following in its development and implementation of the Plan:

         o Access controls on Cardholder Information systems, including controls to authenticate and permit access only to authorized individuals and controls to prevent employees from providing Cardholder Information to unauthorized individuals who may seek to obtain Cardholder Information through fraudulent means.
         o Access restrictions to physical locations containing Cardholder Information, such as buildings, computer facilities, and records storage facilities to permit access only to authorized individuals.
         o Encryption of electronic Cardholder Information, including Cardholder Information that is in transit or in storage on network or systems to which unauthorized individuals may have access.
         o Dual control procedures, segregation of duties and employee background checks for employees with responsibilities for or access to Cardholder Information.
         o Monitoring systems and procedures to detect actual and attempted attacks on or intrusions into Cardholder Information systems.
         o Response programs that specify actions to be taken when the Third Party Provider suspects or detects that unauthorized individuals have gained access to Cardholder Information systems.
         o Measures to protect against destruction loss or damage of Cardholder Information due to physical hazards, such as fire and water damage or technological failures.

ASSOCIATION GUIDELINES.
-----------------------

In addition to the information described above, the Third Party Provider agrees to include in the Plan policies and procedures designed to ensure that the Third Party Provider:

         o Installs and maintains a working network firewall to protect Cardholder Information accessible via the Internet;

         o        Keeps security patches up to date;

         o        Encrypts stored Cardholder Information;

         o        Encrypts Cardholder Information sent across open networks;

         o        Uses and regularly updates anti-virus software;

         o        Restricts access to Cardholder Information by business
                  "need-to-know;"

         o Assigns unique identifiers to individuals with computer access to Cardholder Information;

         o Does not use vendor supplied defaults for system passwords and other security parameters;

         o        Tracks access to Cardholder Information by unique identifiers;

         o        Regularly tests security systems and processes;

         o Maintains a policy that addresses information security for employees and contractors; and

         o        Restricts physical access to Cardholder Information.

Section x.b. Required Signature of Authorized Representative of Partner

The signature below reflects that the company identified below ("Partner") warrants and represents the truthfulness and completeness all of the following:

1. That Partner, jointly and severally with the MasterCard International. Incorporated ("MasterCard") Member that is also the subject of and is a signatory to this application ((degree)Member"), (I) agrees that MasterCard is the Sole and exclusive owner of the Licensed Marks; shall indemnify and hold harmless MasterCard and all of its members, and their directors, officers, employees, and agents, against any claim, demand, loss, cost, liability and/or expense, including, without limitation, reasonable attorneys' fees and costs of investigation, resulting from, and/or arising in connection with, any act or omission by on behalf of Partner seeking from or related to the program that Is deemed by MasterCard to be a Special Issuing Program and that is the subject of this Special Issuing Program application (the "Program");
         (ii) represents that it has read and will comply with MasterCard standards relating to the use of the licensed Marks and Affinity or Co-Branded program; (iii) agrees to be bound by said Rules and other standards, as may at any time hereafter be changed.

2. Partner authorizes Member to use Co-Brander's name and/or logo in connection with the Program

3. That the Program is subject to and Partner will comply with the provisions of the bylaws, rules, operating regulations, policies and other standards of MasterCard, Cirrus System, LLC, Maestro International Incorporated and any applicable Maestro licensor, and Mondex International (collectively, the "Standards"), as such Standards may be amended from time to time and with the applicable terms of this application and the license set forth herein, and that MasterCard and, as applicable, Mondex have sole authority to interpret and enforce those Standards.

4. That MasterCard shall have no liability to partner arising out of the program or its approval of the program

5. That Partner will not announce, publicize, market, operate or modify the Program without the express prior written consent of MasterCard.

6. If Partner is a brokerage firm, Partner will ensure that (i) Member has the right at any time and in Member's sole discretion to terminate the Program; (ii) each card account Is established by Member and not Partner; (iii) Member solely and at all times holds all card account receivables; (iv) only Member authorizes or permits any pre-approved card account revolving line of credit; and (v) Member provides the cardholder with a statement for any revolving account activity.

7. That MasterCard has the right at its sole discretion and at any time notice, to immediately or at any other time specified require that the Program be modified in order to continue and to 'withdraw Its consent to the Program and to audit Member and Member's records for compliance with the Standards and Propane requirements.

8. To timely pay all Program assessments, fees, and other charges as Partner may become obligated to remit to MasterCard from time to time.

9. Partner agrees that all marketing materials used in connection with this program must be approved in advance by Member.



Morgan Beaumont, Inc.
----------------------
Name of Partner


By: /s/ Ken Craig
    ------------------
Name: Ken Craig
Title: CFO
Date: 8/12/04